                                                                  EXHIBIT 10.8.7

                          LOAN AND SECURITY AGREEMENT

                                    BETWEEN

                      LAKE TAHOE RESORT PARTNERS, LLC

                                      AND

                           FINOVA CAPITAL CORPORATION

                           DATED AS OF APRIL 29, 1996

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

          BY THIS LOAN AND SECURITY AGREEMENT entered into as of April 29, 1996, FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender") and LAKE TAHOE RESORT PARTNERS, LLC, a California limited liability company ("Borrower"), hereby confirm and agree as follows:

                                   ARTICLE I
                                   ---------

                                  INTRODUCTION
                                  ------------

          1.1 Borrower desires to obtain certain revolving lines of credit from Lender, the proceeds of which shall be used for working capital purposes and for purposes of paying and satisfying certain construction indebtedness owing from Borrower to Lender.

          1.2 Lender is willing to extend to Borrower certain revolving lines of credit for the purposes stated in the preceding paragraph upon the terms and conditions set forth herein.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

          Except where the context clearly requires a different interpretation, all capitalized terms used in this Agreement shall have the meanings assigned to them above, immediately below, or elsewhere herein.

          "24-Unit Parcel" shall mean that parcel of real property located on the southwest corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described on the attached Exhibit "A".
                                                        -----------

          "186-Unit Parcel" shall mean that parcel of real property located on the northeast corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described on the attached Exhibit "B".
                                                        -----------

          "Advance" shall mean, collectively and individually, a Receivables Advance and a Working Capital Advance.

          "Advance Date" shall mean each date on which an Advance is made.

          "Affiliate" shall mean any person or entity directly or indirectly Controlling, Controlled by or under common Control with the person or entity to whom the definition is applied, including blood relatives or spouse of the person to whom the definition applies, if such person is a natural person.

          "Affiliate Debt Subordination Agreement" shall mean an agreement, in such form as Lender shall prescribe, delivered to Lender pursuant to paragraph
                                                                     ---------
52(iii) hereof, as from time to time modified, replaced or restated.
-------

          "Agreement" shall mean this Loan and Security Agreement, as from time to time modified, extended, renewed, replaced or restated.

          "AKGI" shall mean AKGI Lake Tahoe Investments, Inc., a California corporation.

          "Annexable Parcel" shall mean that parcel of real property located on the southwest corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described on the attached Exhibit "C".
                                                        -----------

          "Applicable Environmental Laws" shall have the meaning set forth in the Environmental Certificate.

          "Applicable Usury Law" shall mean the usury law applicable pursuant to the terms of Article XI, paragraph 11.11 hereof or such other usury law which is
             ----------  ---------------
applicable if the law chosen by the parties is not applicable.

          "Assignments" shall mean written Assignments, in such form as Lender shall prescribe, of specific Instruments and/or Purchaser Mortgages and the proceeds thereof delivered to Lender concurrently with each Advance under the terms of which Borrower transfers and assigns with full recourse all of Borrower's right, title and interest in and to the Instrument and/or Purchaser Mortgage, free and clear of all claims, demands, liens and encumbrances of third parties, as collateral security for the Loan.

          "Availability Advance" shall mean an additional Receivables Advance advanced by Lender to Borrower from time to time with respect to an Eligible Instrument that then constitutes Receivables Collateral against which a previous Receivables Advance has been made.

          "Biennial Time-Share Interest" shall mean a Time-Share Interest sold to a Purchaser for the exclusive use of a Unit in the Project and Project common area for a one (1) week period during each odd numbered calendar year or even numbered calendar year.

          "Borrower" shall mean Lake Tahoe Resort Partners, LLC, a California limited liability company.

          "Borrowing Base" shall mean either the Borrowing Base (Receivables
Loan) or Borrowing Base (Working Capital Loan).

          "Borrowing Base (Receivables Loan)" shall mean an amount equal to the lesser of (i) 90% of the unpaid principal balance payable under the Eligible Instruments or (ii) 90% of the then present value assigned to the unmatured installments of principal and interest payable under the Eligible Instruments discounted at Lender's Prevailing Discount Rate.

          "Borrowing Base (Working Capital Loan)" shall mean an amount equal to the sum of (A) the lesser of (i) 55% of the unpaid principal balance payable under the Eligible Instruments against which a Working Capital Advance will be made or (ii) 55% of the then present value assigned to the unmatured installments of principal and interest payable under the Eligible Instruments against which a Working Capital Advance will be made, discounted at Lender's Prevailing Discount Rate, (B) 55% of any cash down payments and principal and interest payments then made by the Purchaser under such Eligible Instruments at the time of such Working Capital Advance; and (C) 55% of any cash sales of Units then made at the time of such Working Capital Advance, provided that the proceeds of the cash sales and such cash down payments and principal and interest payments are held and shall continue to be held in Escrow by Escrow Agent.

          "Borrowing Term (Receivables Loan)" shall mean the period of time during which Lender is committed to make Receivables Advances under this Agreement, which commitment shall terminate on April 30, 1999.

          "Borrowing Term (Working Capital Loan)" shall mean the period of time during which Lender is committed to make Working Capital Advances under this Agreement, which commitment shall terminate on April 30, 1999.

          "Business Day" shall mean a calendar day other than a Saturday, Sunday or legal holiday.

          "Capital Expenditure" shall mean payments that are made by the Borrower for the lease, purchase, improvement, construction or use of any property, the value of which under GAAP is required to be capitalized and shall include, without limitation, payments for the installment purchase of property and payments under capitalized leases.

          "Cash Flow" shall mean, for any period, the net income or loss of Borrower, determined in accordance with GAAP (excluding the effect of any extraordinary gains or losses from the sale of property not in the ordinary course of business), plus each of the following items to the extent deducted
                     ----
from the revenues of Borrower in calculating the net income: (A) depreciation;
(B) amortization; and (C) interest and taxes during such period, and less Capital Expenditures to the extent paid in such period.

          "Chevron Easement" shall mean an easement executed by STRA in favor of Borrower granting to Borrower, and its successors and assigns, a perpetual easement over the parcel of real property located on the northeast corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California,
more fully described in the attached Exhibit "D".
                                ----------------

          "Chevron Environmental Indemnity" shall mean certain Environmental Agreement (Ski Run Site) dated as of July, 1995, by and among Chevron U.S.A. Products Company, a division of Chevron U.S.A., Inc.; STRA; Richard K. Diamond, as Chapter 11 trustee of El Dorado Improvement Corporation and Argosy/KOAR Group, Inc. a Georgia corporation, Argosy/KOAR Group, Inc.'s interest in which was assigned to Lake Tahoe Resort Partners, L.P. on November 14, 1995, pursuant to Assignment and Assumption of Environmental Agreement (Ski Run Site), and Lake Tahoe Resort Partners L.P.'s interest in which was assigned to Borrower on March 1, 1996 pursuant to that certain Assignment and Assumption of Environmental Agreement (Ski Run Site).

          "City" shall mean the City of South Lake Tahoe, California, a California municipal corporation.

          "Closing Date" shall mean April 30, 1996.

          "Collateral Assignment" shall mean that certain Collateral Assignment of Material Contracts of even date herewith in a form acceptable to Lender. Without limitation, the Collateral Assignment shall collaterally assign to Lender all of Borrower's right, title and interest in each of the Material Agreements and the other agreements referenced therein together with all of Resort Management International, Inc.'s rights under its management agreement with Borrower.

          "Collateral Assignment of Escrow" shall mean that certain Collateral Assignment, Security Agreement and Account Agreement, in a form acceptable to Lender, pursuant to which Borrower collaterally assigns to Lender all of the Borrower's interest in the Escrow and in the agreement pursuant to which the Escrow is maintained as security for the payment and Performance of the Obligations, which shall be executed prior to the working of the first Working Capital Advance.

          "Construction Loan" shall mean the loan made pursuant to the Construction Loan Agreement.

          "Construction Loan Agreement" shall mean that certain Construction Loan Agreement of even date herewith, pursuant to which Lender has agreed, subject to the terms and provisions thereof, to make a $28,000,000 revolving construction loan to Borrower, the proceeds of which are to be used to construct the Project.

          "Construction Loan Documents" shall have the meaning set forth in the Construction Loan Agreement.

          "Construction Mortgage" shall mean, collectively, the First Mortgage and the Second Mortgage, as each of those terms is defined in the Construction Loan Agreement.

          "Construction Note" shall have the meaning set forth in the Construction Loan Agreement.

          "Control" or "Controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another person or entity by any means.

          "DDA" shall mean that certain First Amended Ski Run Project Disposition and Development Agreement by and between STRA and Argosy/KOAR Group, Inc., a Georgia corporation, dated as of August 4, 1995; as amended by that certain First Addendum to First Amended Ski Run Project Disposition and Development Agreement dated as of October, 1995 between STRA and Argosy/KOAR, Inc., as further amended by the STRA Environmental Indemnity; as further amended by the First Amended Ski Run Project Disposition and Development Agreement, Operating Memorandum No. 2 dated as of April 26, 1996; and as further amended by the First Amended Ski Run Project Disposition and Development Agreement, Operating Memorandum No. 3 dated as of April 26, 1996, Argosy/KOAR Group, Inc.'s interest in which was assigned to Lake Tahoe Resort Partners, L.P. on November 14, 1995, pursuant to that certain Assignment and Assumption of First Amended Ski Run Project Disposition and Development Agreement, and Lake Tahoe Resort Partners, L.P.'s interest in which was assigned to Borrower on March 1, 1996 pursuant to that certain Assignment and Assumption of First Amended Ski Run Project Disposition and Development Agreement.

          "Delinquencies" shall mean, individually and collectively, an Eligible Instrument, against which an Advance has been made, under which an installment payment due becomes more than 59 days past due.

          "Development Agreement" shall mean that certain Ski Run Project Development Agreement by and between the City and Argosy/KOAR Group, Inc., dated as of November 21, 1995, as amended by that certain Ski Run Project Development Agreement, Operating Memorandum No. A dated as of April 26, 1996, Argosy/KOAR Group, Inc.'s interest in which was assigned to Lake Tahoe Resort Partners, L.P. on November 14, 1995 pursuant to that certain Assignment and Assumption of Development Agreement, and Lake Tahoe Resort Partners, L.P.'s interest in which was assigned to Borrower on March 1, 1996 pursuant to that certain Assignment and Assumption of Development Agreement.

          "Distribution" shall mean any distribution, advance, payment, or loan to any shareholder, officer, director, member or Affiliate of Borrower or of any of the foregoing, including but not limited to, loan repayments, dividends, bonuses, salary, other compensation and management fees.

          "Dynamic Acquisition Documents" shall mean that certain Purchase and Sale Agreement dated as of August 18, 1994, by and among KOAR Group, Inc. and Argosy/KOAR Group, Inc. ("KOAR/Argosy"), Richard K. Diamond as Trustee and Dynamic Finance Corporation, as amended by that certain Implementation Agreement relating to Purchase and Sale Agreement dated as of November 13, 1995, KOAR/Argosy's interests in which it was assigned to Borrower by mesne
                                                                -----
conveyances.

          "Dynamic Loan Documents" shall mean the documents evidencing and securing the Dynamic Loan Facility.

          "Dynamic Loan Facility" shall mean that certain One Million Eight Hundred Thousand Dollar ($1,800,000.00) loan made by Dynamic Finance Corporation to Borrower pursuant to the Dynamic Acquisition Document.

          "Eligible Instruments" shall mean the Instruments, each in substantially the form of Exhibit "E" hereto, entered into by and between
                          -----------
Borrower and those Persons who purchase a Time-Share Interest (all of whom shall be United States or Canadian residents), which Eligible Instruments shall conform to the criteria and standards set forth on Exhibit "F" hereto; provided,
                                                   -----------
however, that an Instrument shall cease to be an Eligible Instrument if (i) any installment payable thereunder becomes more than 59 days past due and the Instrument under which such installment is payable is not replaced within ninety
(90) days following the due date of such installment or (ii) the contract fails to continue to conform to the criteria and standards of Exhibit "F".
                                                        -----------

          "Environmental Certificate" shall mean that certain Environmental Certificate with Representations, Covenants and Warranties of even date herewith executed by Borrower and related to the Project.

          "Escrow" shall mean that certain account in the name of Escrow Agent in which the cash payments and principal and interest payments that are used in calculating the Borrowing Base (Working Capital Loan), together with the original Instruments and Purchaser Mortgages pertaining thereto are deposited, pursuant to an agreement acceptable to Lender.

          "Escrow Agent" shall mean the person who is not an Affiliate of Borrower, in whose name the Escrow is maintained, the identify of whom shall be acceptable to Lender.

          "Event of Default" has the meaning set forth in Article IX hereof.
                                                          ----------

          "Force Majeure" has the meaning set forth in the Construction Loan Agreement.

          "FPSI" shall mean FINOVA Portfolio Services, Inc., an Arizona corporation, its successors and assigns.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied, throughout the period involved and with prior periods, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

          "Garage Parcel" shall mean that parcel of real property located on the southwest corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described in the attached Exhibit "G".
                                                        ------------

          "General and Administrative Expenses" shall mean all expenses of Borrower less (i) Marketing Expenses, (ii) interest on the Construction Loan, the Working Capital Loan and the Receivables Loan and (iii) Borrower's cost of Time-Share Interest sold.

          "Guarantee(s)" shall mean, individually and collectively, a written Guarantee Agreement, in such form as Lender shall prescribe, executed and delivered by a Person (or Persons) to Lender, under the terms and conditions of which such Person (or Persons), as Guarantor(s), shall individually and/or jointly and severally guarantee Borrower's Performance of all of its Obligations under the Receivables Loan Documents.

          "Guarantor(s)" shall mean individually, a Person, and collectively each and every Person, who executes and delivers to Lender a Guarantee pursuant to the terms and conditions of this Agreement. The Guarantors of this Loan are KGK and AKGI.

          "Impositions" shall mean any and all taxes (other than any tax measured by net income payable by Lender to any state or political subdivision thereof or to the U.S. under Section 11 or 1201 of the Internal Revenue Code, as
                             ----------    ----
amended), in consequence of the receipt of payments provided for herein, license fees, assessments, charges, fines, penalties, property, privilege, excise, real estate or other taxes currently or hereafter levied or imposed by any state, local or federal authority upon or in connection with or measured by the Receivables Loan Documents or the Receivables Collateral.

          "Incentive Fee" shall have the meaning set forth in paragraph 8.25
                                                              --------------
hereof.

          "Incipient Default" shall mean any act or event which after the giving of notice or the lapse of time (or both) would constitute an Event of Default.

          "Instrument" shall mean a promissory note which has arisen out of the sale of a Time-Share Interest in Phase I, Phase II or Phase III by Borrower to a Purchaser, which note is secured by a Purchaser Mortgage.

          "KGK" shall mean KGK Lake Tahoe Development, Inc., a California corporation.

          "Loan" shall mean, collectively and individually, the Receivables Loan and the Working Capital Loan.

          "Loan Balancing Equity" shall have the meaning set forth in Construction Loan Agreement.

          "Loan Fee" shall mean either of the Receivables Loan Fee or the Working Capital Loan Fee.

          "Lockbox Agent" shall mean the entity designated as the Lockbox Agent in the Lockbox Agreement, or should such entity cease to act as Lockbox Agent under the Lockbox Agreement, such other entity as Lender may appoint.

          "Lockbox Agreement" shall mean the Lockbox Agreement, in such form as Lender shall prescribe, to be made among Borrower, Lender and the Lockbox Agent, as from time to time modified, replaced or restated.

          "Maturity Date" shall mean that date which shall occur seven (7) years after the expiration of the Borrowing Term (Receivables Loan).

          "Marketing Expenses" shall mean the aggregate of all expenses incurred in the sale and marketing of Time-Share Interests, including without limitation, all costs and expenses for advertising, mailing, consumer premiums, referral lead generation, closing costs and sales commissions.

          "Material Agreements" shall mean, individually and collectively, the DDA (including, without limitation, the STRA Environmental Indemnity), the Development Agreement and the Chevron Environmental Indemnity, and all amendments, modifications and replacements thereof.

          "Maximum Receivables Loan Amount" shall mean the lesser of (i) Thirty Million Dollars ($30,000,000) or (ii) Forty Five Million Dollars ($45,000,000) less the principal amount then outstanding under the Working Capital Loan and the Construction Loan.

          "Maximum Working Capital Loan Amount" shall mean the lesser of (i) Four Million Dollars ($4,000,000) or (ii) Forty Five Million Dollars ($45,000,000) less the principal amount then outstanding under the Receivables Loan and the Construction Loan.

          "Net Income" shall mean the net income or loss of Borrower, determined in accordance with GAAP (excluding the effect of any extraordinary gains or losses from the sale of property not in the ordinary course of business).

          "Net Sale" shall mean gross sales of Time-Share Interests during such quarterly period reduced only by cancellations thereof.

          "Nondisturbance Agreement" shall mean an agreement, in form and substance satisfactory to Lender, pursuant to which the holders of any lien interest on the streets, amenities, common areas, or other off-site improvements forming a part of the Project agree that, notwithstanding a foreclosure or other realization of such encumbrance, (i) the Purchasers shall have uninterrupted use of such streets, amenities, common areas and other off-site improvements and uninterrupted use and possession of their respective Time-Share Interests, (ii) the rights and privileges of such Purchasers shall not be otherwise impaired, and (iii) the governing documents of the Project, including any declarations of condominium, shall not be modified.

          "Obligations" shall mean each and every obligation, duty, covenant, undertaking and conditions which Borrower is required or has agreed to perform under the Receivables Loan Documents and under the Construction Loan Documents, and each and every other obligation of Borrower now or hereafter owing to Lender.

          "Opening Prepayment Date" shall mean the date which occurs thirty-six
(36) months from the Closing Date.

          "Overdue Rate" shall have the same meaning as set forth in the Receivables Note.

          "Perform, Performed or Performance" shall mean the timely, faithful and complete payment and performance of all Obligations by Borrower.

          "Permitted Encumbrances" shall mean those matters set forth on the attached Exhibit "H". Permitted Exceptions shall include, as to the 24-Unit
         -----------
Parcel and Annexable Parcel only, the lien in favor of Dynamic Finance Corporation to secure the Dynamic Loan Facility.

          "Person" shall mean any adult individual, partnership, corporation or other form of business entity whatsoever.

          "Phase" shall mean any of Phase I, Phase II or Phase III.

          "Phase I" shall mean the initial 66 Units to be constructed on the 186-Unit Parcel, together with other improvements set forth in the plans and specifications, approved by Lender, with respect to such Phase.

          "Phase II" shall mean the second 40 Units to be constructed on the 186-Unit Parcel, together with other improvements set forth in the plans and specifications, approved by Lender, with respect to such Phase.

          "Phase III" shall mean the third 40 Units to be constructed on the 186-Unit Parcel, together with other improvements set forth in the plans and specifications, approved by Lender, with respect to such Phase.

          "Present Value" shall mean with respect to any Eligible Instrument the present value of the unmatured and unpaid installments of principal and interest due thereunder, calculated using a discount rate equal to the Prevailing Discount Rate applicable to said Eligible Instrument as provided herein.

          "Prevailing Discount Rate" shall mean Lender's prevailing discount rate at the time each Advance is made, which rate shall be Prime Rate plus 2.0% but in no event less than 12.5%.

          "Prime Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., New York, New York as its corporate base rate of interest charged to its most creditworthy commercial borrowers notwithstanding the fact that some such borrowers may borrow at lower rates. The initial Prime Rate shall be the rate in effect as of the first Business Day of the month of the initial Advance and, subsequently, the Prime Rate shall be redetermined as of the first Business Day of each month.

          "Project" shall mean the time-share project known as Embassy Vacation Resort at Lake Tahoe, to be constructed by Borrower on the Real Property, comprised of the 146 Units in Phase I, Phase II and Phase III.

          "Project Documents" shall mean all operating, management, marketing, supervision, nondisturbance cross-use, parking and other documents relating to the ownership, development, construction, maintenance repair, leasing, management, marketing and operation of the Project.

          "Purchaser" shall mean a Person who purchases a Time-Share Interest in the Project from Borrower.

          "Purchaser Mortgage" shall mean the purchase money deed of trust given to secure an Instrument.

          "Real Property" shall mean, collectively, the 186-Unit Parcel, the Chevron Easement, the Garage Parcel, the Annexable Parcel and the 24-Unit Parcel and all existing and future improvements located thereon.

          "Receivables Advance" shall mean an Advance of the Receivables Loan advanced by Lender to Borrower from time to time in accordance with the terms and provisions of this Agreement. A Receivables Advance shall include an Availability Advance.

          "Receivables Collateral" shall mean (i) all of the Instruments which Borrower now or hereafter assigns, transfers, endorses or delivers to Lender in consideration for an Advance made by Lender pursuant to the terms of this Agreement and as collateral security for the Obligation; (ii) all Instruments against which Lender makes an Advance pursuant to the terms of this Agreement, notwithstanding whether or not such Instrument is assigned, transferred, endorsed or delivered to Lender; (iii) all Purchaser Mortgages, purchase contracts, purchase agreements, guarantees and other documents or instruments evidencing or securing the obligations of the Purchasers and/or any other person primarily or secondarily liable on the Instruments; (iv) all policies of insurance related to the Instruments or delivered in connection with the Instruments (provided that the inclusion of such policies of insurance as part of the Receivables Collateral shall not be deemed to restrict or limit the Borrower's ability to encumber such insurance to the extent relating to or delivered in connection with Instruments pledged to another lender, subject, however, to the provisions of paragraph
                              ---------

8.28); (v) all rights under escrow agreements relating to the Instruments and
----
all impound and/or reserve accounts related to the Instruments (excluding, however, any escrows set aside for improvements to the Project); (vi) all licenses, contracts, management contracts or agreements, franchise agreements, permits, subordination or certificates now or hereafter required or used in connection with the ownership, operation or maintenance of the Project (provided that the inclusion of such licenses, contracts, management contracts and other agreements or permits as part of the Receivables Collateral shall not be deemed to restrict or limit the Borrower's ability to encumber such documents and agreements to the extent relating to or delivered in connection with Instruments pledged to another lender, subject, however, to the provisions of paragraph
                                                                  ---------
8.28); (vii) all files, books and records pertaining to any of the foregoing;
----
and (viii) cash and non-cash proceeds from all of the foregoing, including, without limitation, all goods, instruments, documents, general intangibles, chattel paper and accounts wherever located, which have been acquired with cash proceeds from any of the foregoing and the proceeds thereof.

          "Receivables Loan" shall mean the line of credit loan extended by Lender to Borrower in accordance with the terms of this Agreement in an outstanding principal amount not to exceed at any time the Maximum Receivables Loan Amount.

          "Receivables Loan Documents" shall mean this Agreement, the Receivables Note, the Working Capital Note, the Construction Mortgage, the Environmental Certificate, the Servicing Agreement, the Lockbox Agreement, the Services and Fees Agreement, the Guarantee, the Assignments, the Collateral Assignment of Escrow, the Collateral Assignment, the Affiliate Debt Subordination Agreement, and each and every other document, instrument or writing executed or delivered by Borrower to Lender in connection with the Loan.

          "Receivables Loan Fee" shall have the meaning set forth in paragraph
                                                                     ---------
8.16.
----

          "Receivables Note" shall mean the Receivables Promissory Note, in the amount of the Receivables Loan, to be made and delivered by Borrower to Lender pursuant hereto, in a form acceptable to Lender.

          "Security Interest" shall mean a direct and exclusive first security interest which has been perfected under the Uniform Commercial Code of the state(s) in which any such security interest must be perfected; provided that with respect to any portion of the Receivables Collateral not covered by the Uniform Commercial Code, it shall mean a direct and exclusive first lien on such property which has been perfected in the manner provided by law.

          "Servicing Agent" shall mean FPSI or, should such entity cease to act as Servicing Agent under the Servicing Agreement and Services and Fees Agreement, such other entity as Lender may appoint.

          "Servicing Agreement" shall mean the Servicing Agreement, in such form as Lender shall prescribe, to be made among Borrower, Lender, and the Servicing Agent, as from time to time modified, replaced or restated.

          "Services and Fees Agreement" shall mean the Services and Fees Agreement, in such form as Lender shall prescribe, to be made between Borrower and Servicing Agent and acknowledged by Lender, as from time to time modified, replaced or restated.

          "STRA" shall mean the South Lake Tahoe Redevelopment Agency, a California municipal corporation.

          "STRA Environmental Indemnity" shall mean that certain First Amended Ski Run Project Disposition and Development Agreement, Operating Memorandum No. 1 dated March, 1996 between STRA and Borrower. The STRA Environmental Indemnity is included within the DDA, as that term is defined in this Agreement.

          "Term" shall mean the duration of this Agreement commencing as of the year and day first above written and terminating on the date Borrower has Performed all of its Obligations under the Receivables Loan Documents.

          "Time-Share Interest" shall mean the rights sold to a Purchaser to the exclusive use of a Unit in the Project and the Project common areas for a one
(1) week period each year. A Time-Share Interest shall include a Biennial Time-Share Interest.

          "Unit" shall mean a dwelling unit in the Project.

          "Working Capital Advance" shall mean an Advance of the Working Capital Loan advance by Lender to Borrower from time to time in accordance with the terms and provisions of this Agreement.

          "Working Capital Loan" shall mean a revolving line of credit loan extended by Lender to Borrower in accordance with the terms of this Agreement in an outstanding principal amount not to exceed at any time the Maximum Working Capital Loan Amount.

          "Working Capital Loan Fee" shall have the meaning set forth in paragraph 8.16.
--------------

          "Working Capital Note" shall mean the Working Capital Promissory Note, in the amount of the Working Capital Loan, to be made and delivered by Borrower to Lender pursuant hereto, in a form acceptable to Lender.

                                  ARTICLE III
                                  ------------

                                    THE LOAN
                                    --------

          3.1 Lender hereby agrees that the Receivables Loan (including Availability Advances of the Receivables Loan) will be disbursed to Borrower, from time to time, in periodic Receivables Advances, but in no event after the Borrowing Term (Receivables Loan) has expired, in amounts determined by subtracting from the Borrowing Base (Receivables Loan) the unpaid principal balance outstanding under the Receivables Loan at the time of each Receivables Advance; provided that at no time shall the unpaid principal balance of the Receivables Loan exceed the Maximum Receivables Loan Amount.

          (i) Receivables Advances shall not be made more frequently than twice per month, and each Receivables Advance shall be in an amount of not less that One Hundred Thousand Dollars ($100,00000). Lender shall charge a fee of Five Hundred Dollars ($500.00) for the second Receivables Advance made during any month and shall be entitled to deduct such fee from the Receivables Advance so made. The foregoing fee is to be paid to Lender strictly in consideration for Lender's agreement to make a second Receivables Advance during any particular calendar month and shall not be applied or credited against any other Obligations.

          (ii) The Receivables Loan is a revolving line of credit under the terms of which Borrower, during the Borrowing Term (Receivables Loan), shall have the right to obtain Receivables Advances, repay Receivables Advances, and obtain additional Receivables Advances so long as no Event of Default has occurred and is continuing and so long as all other conditions precedent to the making of a Receivables Advance have been satisfied.

          (iii) No Receivables Advances will be made after the Borrowing Term (Receivables Loan) has expired unless Lender, in its sole discretion, shall agree in writing to make such Receivables Advances.

          (iv) Borrower shall use the proceeds of the Receivables Loan for working capital purposes and to repay the Construction Loan and the Working Capital Loan, in full. The proceeds of the Receivables Loan from a particular Phase shall be used to pay and satisfy the then unpaid principal balance and all accrued interest under the Working Capital Loan from such Phase before any portion of the Receivables Loan is paid in satisfaction of any portion of the Construction Loan with respect to such Phase. The foregoing notwithstanding, upon the occurrence of any Event of Default, the proceeds of the Receivables Loan may be applied by Lender in satisfaction of the Obligations in such order and manner as Lender shall determine.

               (v) At no time during the term hereof shall the unpaid principal balance of the Receivables Loan, together with the unpaid principal balance of the Construction Loan and the Working Capital Loan, exceed a total amount equal to Forty Five Million Dollars ($45,000,000.00), and Lender shall have no obligation to make any Receivables Advance if such Advance would cause the foregoing limitation to be exceeded.

          3.2 Lender agrees that the Working Capital Loan will be disbursed to Borrower, from time to time, in periodic Working Capital Advances, but in no event after the Borrowing Term (Working Capital Loan) has expired, in an amount determined by subtracting from the Borrower Base (Working Capital Loan) the unpaid principal balance of the Working Capital Loan at the time of each Working Capital Advance; provided that at no time shall the unpaid principal balance of the Working Capital Loan exceed the Maximum Working Capital Loan Amount.

               (i) Working Capital Advances shall be made no more frequently than twice per month and each Working Capital Advance shall be in an amount not less than One Hundred Thousand Dollars ($100,000.00). Lender shall charge a fee of Five Hundred Dollars ($500.00) for the second Working Capital Advance made during any month and shall be entitled to deduct such fee from the Working Capital Advance so made. The foregoing fee is to be paid to Lender strictly in consideration for Lender's agreement to make a second Working Capital Advance during any particular calendar month and shall not be applied or credited against any other Obligations.

               (ii) The Working Capital Loan is a revolving line of credit under the terms of which Borrower, during the Borrowing Term (Working Capital
     Loan), shall have the right to obtain Working Capital Advances, repay Working Capital Advances, and obtain additional Working Capital Advances so long as no Event of Default has occurred and is continuing and so long as all other conditions precedent to the making of a Working Capital Advance have been satisfied. The foregoing notwithstanding, Borrower shall have no right to obtain a Working Capital Advance against Eligible Instruments arising from Phase II or Phase III until all Working Capital Advances made against Eligible Instruments arising from Phase I have been paid in full, including all accrued interest thereon. At such time as Borrower has received a Working Capital Advance against Eligible Instruments arising from Phase II, Borrower shall have no further right to obtain any Working Capital Advances against Eligible Instruments arising from Phase I. In addition, Borrower shall have no right to obtain a Working Capital Advance against Eligible Instruments arising from Phase III until all Working Capital Advances against Eligible Instruments arising from Phase II have been paid in full, including all accrued interest thereon. At such time as Borrower has received a Working Capital Advance against Eligible Instruments arising from Phase III, Borrower shall have no further right to obtain any Working Capital Advances against Eligible Instruments arising from Phase I or Phase II.

              (iii) No Working Capital Advances will be made after the Borrowing Term (Working Capital Loan) has expired unless Lender, in its sole discretion, shall agree to make such Working Capital Advances.

              (iv) Borrower shall use the proceeds of the Working Capital Loan for working capital purposes.

              (v) Any cash down payments and principal and interest payments made by Purchasers that are used in calculating the Borrowing Base (Working Capital Loan) shall be held in Escrow by the Escrow Agent and shall not be released to Borrower unless a principal payment under the Working Capital Loan is made in an amount equal to the amount of the Working Capital Advance originally made against such cash down payment and principal and interest payment.

              (vi) At no time during the term hereof shall the unpaid principal balance of the Working Capital Loan, together with the unpaid principal balance of the Construction Loan and Receivables Loan, exceed a total amount equal to Forty Five Million Dollars ($45,000,000.00), and Lender shall have no obligation to make any Working Capital Advance if such Advance would cause the foregoing limitation to be exceeded.

              (vii) Working Capital Advances made against Eligible Instruments arising from a particular Phase shall be due and payable in full at such time as such Phase has been Completed and the Escrow Agent has released from Escrow the cash down payments and principal and interest payments that were used in calculating the Borrowing Base (Working Capital Loan) as to such Advances. The foregoing notwithstanding, all Working Capital Advances shall be due and payable in full on the maturity date set forth in the Working Capital Note.

          3.3 All Advances made pursuant to this Agreement shall be deemed to be a single Loan.

                                   ARTICLE IV
                                   ----------

                             SECURITY FOR THE LOAN
                             ---------------------

          4.1 As security for Borrower's payment and Performance of all Obligations owed to Lender, other than those arising out of the Environmental Certificate, Borrower hereby grants to Lender a first and exclusive Security Interest in and to the Receivables Collateral assigned, transferred, endorsed or delivered to Lender under this Agreement or against which an Advance is made hereunder. Lender's Security Interest in such Receivables Collateral shall be absolute, continuing and applicable to all existing and future Advances and shall secure the repayment of the Loan and the Construction Loan and the Performance of all Obligations throughout the Term of the Loan. At the time each Advance is made hereunder, Borrower shall deliver to Lender (i) an executed Assignment against which an Advance is requested; (ii) the original of each Instrument; and (iii) other documents which comprise such Eligible Instruments. In addition, Borrower's payment and Performance of the Working Capital Loan and Receivables Loan shall be secured by the Construction Mortgage.

          4.2 If an Eligible Instrument which comprises a part of the Receivables Collateral shall cease to qualify as an Eligible Instrument, Borrower shall, within 30 days thereafter, pay to Lender an amount equal to that portion of the Loan, together with interest, costs, and expenses, if any, attributable to such ineligible Instrument or shall replace such ineligible Instrument with another Eligible Instrument having a value of not less than that portion of the Loan together with interest, costs, and expenses, if any, attributable to the Eligible Instrument being replaced. No prepayment premium shall be payable with respect to the payment to be made by Borrower pursuant to the previous sentence as long as Borrower did not cause the Instrument to cease qualifying as an Eligible Instrument. Concurrently with the delivery of the replacement Eligible Instrument to Lender, Borrower shall deliver to Lender all pertinent items (except for a "Request for Advance and Certification") which Borrower is required to deliver to Lender in connection with an Advance pursuant to Article V hereof, together with a Borrower's Certificate in form and
   ---------
substance identical to Exhibit "I" hereto. Upon substitution of the replacement
                       -----------
Eligible Instrument for the ineligible Instrument, Lender will terminate its Security Interest in and reassign and endorse to Borrower, without recourse or warranty of any kind, the replaced ineligible Instrument, together with the Purchaser Mortgage securing the same, provided that no Event of Default or Incipient Default has occurred and is continuing.

          4.3 Reserved.
              --------

          4.4 In connection with a Receivables Advance but not a Working Capital Advance, Borrower shall, at its expense, deliver to Lender, at the time of delivery of the Assignment, a policy or policies of title insurance insuring Lender's interest in the Purchaser Mortgage which is the subject of the Assignment. Such policy or policies shall be in the amount of the Receivables Advances made against or, in the case of substitutions, a portion of the Receivables Loan attributable to the Instruments secured by the insured Purchaser Mortgages and shall be issued by a title insurer and be in form and substance satisfactory to Lender in its sole discretion. The title insurance policies must reflect that the Purchaser Mortgages constitute valid liens against the real property to which they pertain subject only to the Permitted Encumbrances.

          4.5 Borrower shall deliver or cause to be delivered to Lender, and thereafter shall maintain in full force and effect according to the terms thereof, Guarantees duly executed by the Guarantors.

                                   ARTICLE V
                                   ---------

                                   ADVANCES
                                   --------

          5.1 Lender shall have no obligation to make any Advance hereunder until all conditions precedent set forth in the following paragraphs and elsewhere in this Agreement have been satisfied, at Borrower's sole expense, as determined by Lender in its reasonable discretion; provided, however, to the
                                                   --------  -------
extent such condition provides that it pertains only to a Receivables Advance and not to a Working Capital Advance, such condition need not be satisfied as to a Working Capital Advance.

          5.2 Borrower shall have delivered to Lender the following documents, duly executed in form and substance satisfactory to Lender (and, when required, in recordable form):

              (i) The Receivables Loan Documents;

              (ii) The Construction Loan Documents;

              (iii) All documents required to effectuate the purposes of paragraphs 8.12 and 8.21(ii) hereof;
     ---------------     --------

              (iv) A Nondisturbance Agreement which shall be filed and recorded in such offices as Lender shall designate;

              (v) UCC Financing Statements for filing and recording, if appropriate, as necessary to perfect Lender's Security Interest in the Receivables Collateral and all other security for the Performance of Borrower's Obligations which is subject to Article 9 of the Uniform
                                                ---------
     Commercial Code;

            (vi) The title policy referred to in paragraph 4.4 hereof;
                                                 -------------

            (vii) A favorable opinion from Borrower's independent counsel as to such matters as Lender may reasonably require; and

            (viii) A favorable opinion from each Guarantor's independent counsel as to such matters as Lender may reasonably require.

        5.3 Not less than ten (10) Business Days before the date on which the initial Advance is to be made, Borrower shall deliver or cause to be delivered to Lender the following additional items:

            (i) With respect to Borrower and each Guarantor or Person which is a corporation, general or limited partnership or limited liability company, certified copies of their articles, certificates and agreements of general or limited partnership, their articles of incorporation and by-laws or their articles of organization and operating agreement (and all amendments thereto), together with evidence that Borrower and each such Guarantor or Person is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are organized, and in each and every other jurisdiction where the nature of their respective businesses require them to be so qualified;

            (ii) With respect to Borrower and each Guarantor or Person which is a corporation, a general or limited partnership or limited liability company, a copy of the resolutions certified to be true and complete by the corporate secretary, all of the general partners or all of the members (as the case may be), authorizing the execution, delivery and performance of the Receivables Loan Documents, and evidencing the authority of all Persons executing the Receivables Loan Documents on behalf of Borrower, the Guarantor, and such other Persons, and if Borrower, Guarantor or such Persons are operating under a fictitious name, a copy of the recorded certificate of fictitious name;

            (iii) [RESERVED]

            (iv) Evidence satisfactory to Lender that the Project complies with all applicable laws, rules and regulations and public and private restrictions affecting the use of the Project;

            (v) A copy of the Public Report containing such conditions are acceptable to Lender issued by or used in the State of California and other jurisdictions where Time-Share Interests are or have been offered or sold, together with all other approvals from regulatory agencies having jurisdiction over the Project;

               (vi) If the Project has not been registered under such act, an opinion from Borrower's counsel that the Project does not fall within the purview of the Interstate Land Sales Full Disclosure Act;

               (vii) A copy of the purchase contract, deed, note, mortgage/deed of trust and other documents in existence, including, without limitation, any covenants running with the land comprising the Project, as well as any covenants enforceable as equitable servitudes, the Project management agreement and advertising materials, which have been or are being used by Borrower in connection with the Project or the sale of Time-Share Interests therein;

               (viii) Copies of the insurance policies required pursuant to paragraph 8.9 hereof;
     -------------

               (ix) Evidence that the Project is not located within a "special flood hazard" area as such term is used in the National Flood Insurance Act of 1968, as amended and supplemented by the Flood Disaster Protection Act of 1973, and in regulations, interpretations and rulings thereunder;

               (x) With respect to a Receivables Advance, the items described in

     Exhibit "J" hereto;
     -----------

               (xi) With respect to a Working Capital Advance, the items described in the following paragraphs of Exhibit "J" hereto: (a), (b)
                                              -----------
     (unrecorded copies only), (e), (f), (g), (h), and (i);

               (xii) Such other items as Lender requests which are reasonably necessary to evaluate whether the request for the Advance satisfied the requirements set forth herein;

               (xiii) Credit references and Dun and Bradstreet reports for Borrower and Guarantor; and UCC, tax lien, litigation and judgment searches for Borrower and Guarantor;

               (xiv) Copies of the forms of Instrument and Purchaser Mortgage;

               (xv) Satisfactory operating budget for the Project owner's association; and

               (xvi) With respect to a Working Capital Advance, the establishment by Borrower of the Escrow, the approval by Lender of the agreement pursuant to which the Escrow is established and execution by Borrower and Lender of the Collateral Assignment of Escrow.

          5.4 No material adverse change shall have occurred in the Project or Borrower's or any Guarantor's business or financial condition since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower or any Guarantor.

          5.5 Lender shall be satisfied (in Lender's sole and absolute discretion) with the results of (i) Lender's physical inspection of the Project;
(ii) the most recent income statement, balance sheet and statement of cash flows (dated no earlier than December 31, 1995 for Argosy/KOAR Group, Inc.; and (iii) the operating performance during calendar year 1995 for all time share resorts owned by Affiliates of Argosy/KOAR Group, Inc.

          5.6 Lender shall receive evidence satisfactory to it that no less than $10,000,000 of cash has been contributed to Borrower by its members, in the form of equity. Lender shall be satisfied with the identity of the Persons who contributed such equity.

          5.7 There shall have been no material adverse change in the warranties and representations made by Borrower or any Guarantor in the Receivables Loan Documents.

          5.8 Neither an Event of Default nor an Incipient Default shall have occurred and be continuing.

          5.9 The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum contract rate permitted by the Applicable Usury Law.

          5.10 Borrower has paid to Lender the portion of the Loan Fee then due to Lender.

          5.11 The Construction Loan shall have closed and all conditions to closing shall have been satisfied by Borrower or waived by Lender and, with respect to a Receivables Advance, Borrower shall have satisfied all of the conditions precedent to the making of the first Advance (as the term Advance is defined in the Construction Loan Agreement).

          5.12 Borrower has received and approved all Project Documents and has received a collateral assignment of such of the Project Documents as Lender shall require which collateral assignment shall be accompanied consents of the other parties thereto, if required by Lender.

          5.13 Lender has received and approved all necessary approvals from all regulatory agencies having jurisdiction over the Projects.

          5.14 Lender and Lender's Inspector (as defined in the Construction Loan Agreement) have approved the Construction Budget (as defined in the Construction Loan Agreement) for Phase I and the Construction Budget shall reflect a total cost of construction of Phase I (including hard costs and soft costs) of an amount not in excess of $22,000,000.

          5.15 Lender shall have received evidence satisfactory to it that the Real Property is environmentally acceptable to Lender.

          5.16 Lender shall have no obligation to make any Advance until the conditions specified in paragraphs 5.1 through 5.15 (as applicable to the
                        --------------         ----
particular type of Advance) inclusive herein have been satisfied as determined by Lender in its reasonable discretion.

          5.17 Advances shall be requested in writing on the Request for Advance and Certification, in the form of the attached Exhibit "J-l," executed by
                                               --------------
Borrower (or, if Borrower is a corporation, partnership or limited liability company, by those officers, general partners or members, as the case may be, or agents of Borrower named in authorizing resolutions of Borrower from time to time delivered to Lender and which are in form and substance satisfactory to Lender).

          5.18 Advances may be disbursed by checks, drafts or wire transfer payable to Borrower; or, at the option of Lender after Borrower's written request, to third parties, either severally or jointly with Borrower, for the credit or benefit of Borrower. If Advances are made by wire transfer, Borrower shall pay to Lender, Lender's usual and customary fee for wiring such funds. Lender can withhold such fee from the Advance so made.

          5.19 Although Lender shall have no obligation to make an Advance unless and until all applicable conditions thereto set forth herein have been satisfied, Lender may, at its sole discretion, make Advances before that time without waiving or releasing any of the Obligations, but Borrower shall continue to be required to strictly Perform all such Obligations.

          5.20 The proceeds of the Receivables Loan are to be used, in part, to pay and satisfy in full the Working Capital Loan, the Construction Loan and all amounts then due and owing to Lender under the Construction Loan Documents. To the extent that the proceeds of the Receivables Loan arise from a particular Phase, such proceeds shall be used to pay and satisfy in full the Working Capital Loan arising from the same Phase, the Construction Loan with respect to such Phase and all amounts then due and owing to Lender under the Construction Loan Document with respect to such Phase. Lender shall have the right to disburse any Receivables Advance directly to Lender in payment or satisfaction of Working Capital Advances, and interest thereon, and any amounts then due to Lender under the Construction Loan Documents. The foregoing notwithstanding, upon and during the continuance of an Event of Default, Lender shall have the right to disburse Receivables Advances against the Obligations in such order and manner as Lender deems appropriate.

          5.21 Working Capital Advances shall be made only against the Borrowing Base (Working Capital Loan); provided that with respect to Working Capital Advances only, the eligibility criteria set forth in the following subparagraphs of Exhibit "F" need not be satisfied as a condition to the making of such
   -----------
Advance: (j), only as to the requirement that the Purchaser Mortgage be recorded, (k), (m) and (n) to the extent that such rescission rights pertain only to Borrower's obligations under subparagraph (k) thereof.
                                     ----------------

          5.22 Lender acknowledges that Borrower's Public Report from the California Department of Real Estate contains, in substance, the following conditions:

              (i)   recordation of a final map;

              (ii) recordation of Declarations of Covenants, Conditions and Restrictions;

              (iii) the delivery to the California Department of Real Estate of a preliminary title report with respect to the Real Property;

              (iv)  The filing of articles of incorporation for the Association;

              (v) The delivery by Borrower of a Subsidy Agreement, an Assessment Buydown Agreement and a Cost Sharing Agreement as well as security therefor;

              (vi) Evidence that Lake Tahoe Vacation Ownership Resort Owners Association holds a fidelity bond in compliance with certain California regulations; and

              (vii) The receipt by the California Department of Real Estate of a management agreement in compliance with certain California regulations.

          Borrower warrants and represents and, with respect to clauses (iii),
(v), (vi) and (vii) above, covenants, that the conditions described in clauses
(i) and (ii) will be satisfied concurrently with the closing of Borrower's acquisition of the Property; that the condition described in clause (iii) will be satisfied within fourteen (14) days following Borrower's acquisition of the Real Property; that the condition described in clause (iv) has been satisfied and that the conditions described in clauses (v), (vi) and (vii) will be satisfied within four (4) months following the Closing Date. In connection with clause (v), Lender shall have the right to approve the agreements described therein which approval will be reasonably exercised by Lender; provided,
                                                               ---------
however, that to the extent that such agreements require the pledging of rental
-------
revenue from the Project, which pledge would be senior in priority to the Construction Mortgage, Lender's approval shall be given or withheld in Lender's sole discretion.

                                  ARTICLE VI
                                  ----------

                                   RESERVED
                                   --------

                                  ARTICLE VII
                                  -----------

                     NOTE; MAINTENANCE OF BORROWING BASE;
                     ------------------------------------

                      PAYMENTS; SERVICING AND COLLECTION
                      ----------------------------------

          7.1 In connection with the Receivables Loan:

              (i) In no event shall the aggregate principal amount of the Receivables Loan outstanding at any time exceed the Maximum Receivables Loan Amount and in the event for any reason the aggregate principal amount of the Receivables Loan does exceed the Maximum Receivables Loan Amount, then Borrower upon demand, shall immediately make a principal payment to Lender in an amount equal to such excess plus accrued and unpaid interest thereon.

              (ii) If for any reason the aggregate principal amount of the Receivables Loan outstanding as of the last Business Day of any month shall exceed the then Borrowing Base (Receivables Loan), Borrower, upon demand, shall immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest thereon.

              (iii) The Receivables Loan shall be evidenced by the Receivables Note and shall be repaid in immediately available funds according to the terms thereof and such provisions of this Agreement as are applicable.

           7.2 In connection with the Working Capital Loan:

               (i) In no event shall the aggregate principal amount of the Working Capital Loan outstanding at any time exceed the Maximum Working Capital Loan Amount and in the event for any reason the aggregate principal amount of the Working Capital Loan does exceed the Maximum Working Capital Loan Amount, then Borrower upon demand, shall immediately make a principal payment to Lender in an amount equal to such excess plus accrued and unpaid interest thereon.

               (ii) If for any reason the aggregate principal amount of the Working Capital Loan outstanding as of the last Business Day of any month shall exceed the then Borrowing Base (Working Capital Loan), Borrower, upon demand, shall immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest thereon.

               (iii) The Working Capital Loan shall be evidenced by the Working Capital Note and shall be repaid in immediately available funds according to the terms thereof and such provisions of this Agreement as are applicable.

           7.3 Borrower is not entitled to prepay, in whole or in part, the Receivables Loan until the Opening Prepayment Date. Thereafter, if (i) Borrower has paid all sums due and payable to Lender in connection with the Receivables Loan, Working Capital Loan and the Construction Loan, and (ii) Borrower has given Lender at least 30 days prior written notice of the prepayment and has paid to Lender at the time of prepayment a prepayment premium equal to a percentage, as set forth below, of the then principal balance of the Receivables Loan, then Borrower shall have the option to prepay the Receivables Loan in full, but not in part, on any date an installment is due on the Receivables
Note:

             Period                              Premium
             ------                              -------
             Through the third Anniversary       Closed to Prepayment
             Date of the Closing Date

             After the third Anniversary Date    3%
             and through the fourth
             Anniversary Date of the Closing
             Date

             After the fourth Anniversary Date   2%
             and through the fifth Anniversary
             Date of the Closing Date

             After the fifth Anniversary Date    1%
             and through the sixth Anniversary
             Date of the Closing Date

             Thereafter                          0%

          If there should occur an acceleration of maturity following an Event of Default and such occurrence results in prepayment of the Receivables Loan, a prepayment premium will be required in the amount specified above; or if occurring prior to the Opening Prepayment Date, Borrower shall pay to Lender with the prepayment a prepayment premium equal to 5% the then principal balance of the Receivables Loan being prepaid. A Purchaser shall be permitted to prepay the amount owed on its Instrument without penalty. There shall be no prepayment premium payable in connection with the prepayment, in whole or in part, of the Working Capital Loan. If there should occur a casualty to or condemnation of the Project and such occurrence results in a prepayment of the Receivables Loan, no prepayment premium shall be payable in connection with such prepayment.

              7.4 (a) Lockbox Agent, as agent for Lender, shall collect payments on the Eligible Instruments used in making Borrowing Base computations or otherwise constituting part of the Receivables Collateral and shall remit them to Lender on the last Business Day of each and every week according to the terms of the Lockbox Agreement; and Borrower shall immediately forward all such payments received by it to Lockbox Agent for Lender. However, the Obligation to make, or any requirement that Lender receives, payments called for in the Receivables Loan Documents shall not be deemed satisfied until Lender actually receives such payments from Lockbox Agent. For the purpose of determining the adequacy of such payments, Borrower will cause Servicing Agent to furnish to Lender at Borrower's sole cost and expense, no later than the tenth day of each month commencing with the first full calendar month following the first Advance, a report meeting the following requirements: (i) shows as of the end of the prior month with respect to each Eligible Instrument which is used in making Borrowing Base computations or otherwise constitutes part of the Receivables Collateral
     (A) all payments received during the prior month on the Eligible Instrument, allocated as between principal, interest, late charges, taxes, and the like, (B) the opening and closing balances during the prior month on each such Eligible Instrument, (C) present value of the cash flow (if required by Lender) and (D) extensions, refinances, prepayments, and other similar adjustments; and (ii) itemizes the Eligible Instrument which are used in making Borrowing Base computations or otherwise constitute part of the Receivables Collateral to show delinquencies of 30, 60, 90 and in excess of 90 days. On the basis of such reports, Lender will compute the amount, if any, which was due and payable by Borrower on the last day of the preceding month and will notify Borrower as soon as possible of any amount due. If such reports are not timely received, Lender may reasonably estimate the amount which was due and payable; and, in such event, Borrower shall pay upon demand the amount estimated by Lender to be due and payable. If payment is made on the basis of Lender's estimate, and reports required by this paragraph are thereafter received by Lender, the estimated payment amount shall be adjusted by an additional payment or a refund to the correct amount, as the reports may indicate; such additional amount to be paid by Borrower upon demand and such refund to be made by Lender within five Business Days after receipt by gender of a written request therefor by Borrower. In addition, at each calendar quarter, upon request, Borrower shall deliver to Lender a current list of the names, addresses and phone numbers of the Purchasers related to Eligible Instruments.

               (b) Subject to the following sentence, FPSI shall act as the Servicing Agent during the Term. Lender, subject to any restriction contained in the Services and Fees Agreement, the Servicing Agreement or the Lockbox Agreement, may at any time and from time to time in its discretion substitute a successor or successors to any Servicing Agent or Lockbox Agent acting in such capacity under the Services and Fees Agreement, the Servicing Agreement and Lockbox Agreement, if the Servicing Agent or Lockbox Agent is not satisfactorily performing its respective obligations thereunder. In the event Lender substitutes a successor Servicing Agent or Lockbox Agent pursuant to the provisions of this paragraph, Borrower shall have the right to approve the identity of such successor Servicing Agent or Lockbox Agent; provided that there does not
                                                 -------------
     then exist an Event of Default or an Incipient Default and further provided
                                                                ----------------
     that Borrower shall not unreasonably withhold or unduly delay its consent.
     ----

          7.5 Subject to Lender's rights upon the occurrence of an Event of Default, all proceeds from the Receivables Collateral (except payments which are identified by Purchasers as tax or maintenance and other assessment payments and are required to be so treated by Borrower) during the Term hereof shall be applied first to the payment of all costs, fees and expenses required by the Receivables Loan Documents to be paid by Borrower, second to accrued and unpaid interest due on the Receivables Note, third to the unpaid principal balance of the Receivables Note, and then to the other Obligations arising out of the Receivables Loan Documents in such order and manner as Lender may determine. Unless and until all such Obligations have been Performed, Borrower shall have no right to any portion of the proceeds of the Receivables Collateral.

          7.6 Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower shall pay when due all payments required to be made pursuant to the Receivables Note, Working Capital Note and other Receivables Loan Documents; and any and all amounts payable by Borrower under the Receivables Note, Working Capital Note and other Receivables Loan Documents shall be paid without notice (except as otherwise expressly provided therein), demand, counterclaim, set-off, deduction, recoupment or defense, and without abatement, suspension, deferment, diminution or proration by reason of any circumstance or occurrence whatsoever, Borrower's Obligation to make such payments being absolute and unconditional.

          7.7 All payments to be made by Borrower under the Receivables Loan Documents shall be free of expense to Lender with respect to the amount of any Impositions, all of which Impositions Borrower assumes and shall pay on demand in addition to the other payments provided for in the Receivables Loan Documents to be made by it. Borrower's Obligation to pay Impositions shall likewise include the Obligation to pay any increase to Lender in federal, state, or local income tax as a result of inclusion in income of Lender of any amount required by this paragraph to be paid to or for Lender.

                                  ARTICLE VIII
                                  ------------

                    BORROWER'S ADDITIONAL REPRESENTATIONS,
                   --------------------------------------

                            WARRANTIES AND COVENANTS
                            ------------------------

          8.1 (a) Borrower is, and will continue to be during the Term hereof, a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and is, and will continue to be during the Term hereof, qualified to do business and in good standing in each jurisdiction in which it is selling Time-Share Interests or where the location or nature of its properties or business makes such qualification necessary (except where failure to do so would not adversely affect Lender's ability to realize upon the Receivables Collateral or any other security for the Performance of the Obligations or materially adversely affect the business or financial condition of Borrower or the ability of Borrower to complete Performance of the Obligations). Borrower has, and will continue to have, powers adequate for making and Performing under the Receivables Loan Documents, for undertaking and Performing the Obligations, and for carrying on its business and owning its property. AKGI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is, and will continue during the Term hereof, qualified to do business and in good standing in each jurisdiction where Borrower is selling Time-Share Interests or where the location or nature of the properties or business of AKGI make such qualification necessary, to the extent such qualification is required by such foreign jurisdiction (except where failure to do so would not adversely affect Lender's ability to realize upon the Receivables Collateral or any other security for the Performance of the Obligations or materially adversely affect the business or financial condition of Borrower or the ability of Borrower to complete Performance of the Obligations). AKGI is a member of Borrower. KGK is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is, and will continue during the Term hereof, qualified to do business and in good standing in each jurisdiction where Borrower is selling Time-Share Interests or where the location or nature of the properties or business of KGK make such qualification necessary, to the extent such qualification is required by such foreign jurisdiction (except where failure to do so would not adversely affect Lender's ability to realize upon the Receivables Collateral or any other security for the Performance of the Obligations or materially adversely affect the business or financial condition of Borrower or the ability of Borrower to complete Performance of the Obligations). KGK is a member of Borrower.

               (b) Borrower has good right and power to grant the Security Interest in the Receivables Collateral and to execute and deliver this Agreement and the other Receivables Loan Documents and to Perform the Obligations. All action necessary and required by Borrower's organization documents and all applicable laws for the obtaining of the Loan and for the execution and delivery of this Agreement and all other Receivables Loan Documents executed and delivered in connection with the Loan has been duly and effectively taken; and, to the best of Borrower's knowledge, this Agreement is and shall be, and all other Receivables Loan Documents are and shall be, legal, valid, binding and enforceable against Borrower in accordance with their respective terms, other than as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or similar laws relating to or affecting the rights of creditors generally or general principles of equity (except to the extent that such laws, rights, remedies or principles are waivable by Borrower and have been waived in the Receivables Loan Documents). To the best of Borrower's knowledge, the Receivables Loan Documents do not violate the Applicable Usury Law or any other usury law known to Borrower. The execution, delivery and Performance of the provisions of this Agreement and all the other Receivables Loan Documents will not violate, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of Borrower pursuant to any provision or any law, regulation, judgment, decree, order, franchise or permit applicable to Borrower; Borrower's charter documents; or any contract or other agreement or instrument to which Borrower is a party or by which Borrower or Borrower's properties or assets are bound. No consent of any government or agency thereof, or any other person, firm or entity not a party hereto, is or will be required as a condition to the execution, delivery, Performance or enforceability of the Receivables Loan Documents.

          8.2 (a) There is no action, litigation or other proceeding pending (or, to Borrower's knowledge, threatened) before any arbitration tribunal, court, governmental agency or administrative body against Borrower which, if adversely determined, might adversely affect Lender's ability to realize upon the Receivables Collateral or any other security for the Performance of the Obligations, or materially adversely affect the Project, the business or financial condition of Borrower, or the ability of Borrower to complete Performance of the Obligations; or which questions the validity of the Receivables Loan Documents.

              (b) If Borrower or a Guarantor becomes a party to any action, litigation or other proceeding which asserts a material claim against Borrower or a Guarantor, or Borrower becomes the subject of an investigation by a governmental agency or administrative body with respect to the Project, then Borrower shall within 10 days after it obtains knowledge thereof notify Lender of such action, litigation, proceeding or investigation and the particulars thereof. Thereafter, if requested by Lender, Borrower shall report to Lender with respect to the status of such matter and the particulars thereof.

          8.3 (a) Borrower has sold or has offered for sale Time-Share Interests which generate Eligible Instruments only in the State of California and all sales have been made at the Project or in the private residences of potential Purchasers. Before it sells or offers for sale Time-Share Interests outside the State of California, Borrower shall promptly notify Lender and provide Lender with evidence that Borrower has complied with all laws of such jurisdiction governing the proposed conduct of Borrower.

              (b) Except for violations which do not individually or in the aggregate affect Lender's ability to realize upon the Receivables Collateral or any other security for the Performance of the Obligations or do not materially adversely affect the business or financial condition of Borrower or the ability of Borrower to complete Performance of the Obligations, Borrower has complied, and will comply, with all laws and regulations of the United States and every state, county and municipal jurisdiction in which Time-Share Interests have been sold or offered for sale.

              (c) Without limiting the generality of any other representation or warranty contained herein, Borrower will not violate any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the Project, the violation of which could have a material adverse effect on Lender's ability to realize upon the Receivables Collateral or any other security for the Performance of the Obligations or materially adversely affect the business or financial condition of the Borrower or the ability of Borrower to complete Performance of the Obligations.

          8.4 (a) Each Instrument at the time it is assigned to Lender in connection with the Loan and this Agreement shall be an Eligible Instrument. At the time such Instrument is assigned to Lender, Borrower shall have performed all of its obligations to Purchasers, and there shall be no executory obligations to Purchasers to be Performed by Borrower. Borrower further warrants and guarantees the value and enforceability of the Receivables Collateral. The foregoing notwithstanding, Lender acknowledges that with respect to Instruments against which a Working Capital Advance has been made, Borrower shall not, at the time of such Advance, have completed the improvements that the Borrower has represented will be available to Purchasers.

              (b) Borrower shall not, without the prior written consent of Lender, cancel or materially modify, or consent to or acquiesce in any material modification to, or solicit the prepayment of, any Eligible Instrument used in making Borrowing Base computations or which otherwise constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser thereunder. Borrower shall not pay or advance directly or indirectly for the account of any Purchaser any sum owing by the Purchaser under any of the Eligible Instruments used in making Borrowing Base computations or which otherwise constitute part of the Receivables Collateral.

              (c) Borrower at all times shall fulfill, and cause its Affiliates, agents and independent contractors at all times to fulfill, all obligations to Purchasers under all Eligible Instruments which are used in making Borrowing Base computations or otherwise constitute part of the Receivables Collateral.

               (d) True and complete copies of the Project governing documents, the purchase contract, deed, note, mortgage/deed of trust, the Instruments, advertising materials and other documents and exhibits thereto which have been and are being used by Borrower in connection with the Project and the sale or offering for sale of Time-Share Interests therein have been delivered to Lender. Such documents are the only ones which have been used in connection with the Project and the sale of Time-Share Interests therein. Borrower shall not, without the prior written consent of Lender, cancel or materially modify any such documents, which consent will not be unreasonably withheld. Borrower shall Perform all of its obligations under the Project governing documents.

               (e) All off-site roads and other off-site improvements contained within the Project (other than private easements) will have been dedicated to and accepted by the responsible governmental authority or utility prior to the initial Receivables Advance. Borrower shall maintain or cause to be maintained in good condition and repair all amenities, common areas and private easements which have been promised or represented as being available to Purchasers and all off-site roads and off-site improvements which have not been dedicated to or accepted by the responsible governmental authority or utility.

               (f) Each Purchaser shall automatically be a member of the Project's owners association or associations, if any, and shall be entitled to vote on the affairs thereof (subject, however, to any preferential voting rights in favor of Borrower as permitted under California time-share laws). Each such owners association shall be governed by a Board of Directors, which have the authority to fix and levy pro rata upon each Purchaser annual assessments to cover the costs of maintaining and operating the Project (including, without limitation, taxes and assessments not levied by the appropriate taxing authority directly against owners of Time-Share Interests) and to establish a reasonable reserve for improvements, the replacement of items and furnishings, and contingencies. If Borrower controls an owners association, Borrower will while it controls such association: (i) cause such owners association to (A) discharge timely and completely its obligations under the Project governing documents and maintain the reserve described above; and (ii) pay to such owners association not less often than every twelve months hereafter the difference between (A) the cumulative total amount of the maintenance and operating expenses incurred by such association, together with the amount of any installment of real property taxes currently due and payable with respect to the Project not directly levied against owners of Time-Share Interests, through the end of the calendar month preceding the month in which such payment is made and (B) the cumulative total amount of assessments (less amounts thereof allocated to reserve expenses) payable to association by Time-Share Interest owners other than Borrower through the end of the calendar month preceding the month in which such payment is made.

               (g) Except as otherwise permitted by the Project governing documents, the Project owners association or the owners of Time-Share Interests in common shall own the furnishings in the Project Units and all the common areas in the Project and other amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security, interests, except for the Permitted Encumbrances and the Construction Mortgage; and no part of the Project is subject to partition by owners of Time-Share Interests. Borrower will maintain or cause to be maintained in good condition and repair all common areas in the Project and other amenities which have been promised or represented as being available to Purchasers and which are not the responsibility of the Project owners association to maintain and repair. Borrower will maintain or cause the owner's association for the Project to maintain a reasonable reserve to assure compliance of the terms of the foregoing sentence.

               (h) The common areas and amenities and the streets and other off-site improvements contained within the Project are free and clear of all liens or other encumbrances of third parties, subject to the Permitted Encumbrances. Borrower agrees that such common areas, amenities, streets and other off-site improvements will not, during the Term hereof, be encumbered.

          8.5 LENDER DOES NOT ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING SOLELY THAT OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, A COLLATERAL ASSIGNMENT FROM BORROWER OF INSTRUMENTS. EXCEPT AS REQUIRED BY LAW, OR TO THE EXTENT NECESSARY IN ORDER FOR BORROWER TO OBTAIN A PERMIT TO SELL TIME-SHARE INTERESTS IN A PARTICULAR STATE, BORROWER SHALL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE PROJECT, THE SALE OF TIME-SHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

          8.6 Borrower shall undertake the collection of amounts delinquent under each Eligible Instrument which is used in making Borrowing Base computations or otherwise constitutes part of the Receivables Collateral, shall bear the entire expense of such collection work, and shall diligently and timely do such work respecting collection, including forfeiture or foreclosure proceedings. Lender shall have no obligation to undertake any collection, eviction or foreclosure action against the obligor under any Eligible Instrument or to otherwise realize upon any Eligible Instrument.

          8.7 Borrower shall maintain in a secure place in its offices at the address specified below proper and accurate books, records, ledgers, correspondence and other papers relating to the Receivables Collateral. Lender may notify the appropriate Purchasers of the existence of Lender's interest as assignee in the Receivables Collateral and request from such Purchasers any information relating to the Receivables Collateral. Borrower shall cooperate with Lender in giving such notice and will do so under its letterhead if requested. Borrower's chief executive office is as set forth on the signature page of this Agreement. Borrower will not change its chief executive office without giving Lender thirty (30) days prior written notice of such contemplated change. Borrower has not operated under any names or fictitious names other than Lake Tahoe Resort Partners during the previous six (6) years. Borrower will not change its name or operate under any fictitious names without first giving Lender thirty (30) days prior written notice.

          8.8 Borrower shall not, without the prior written consent of Lender:
(i) sell, convey, pledge, hypothecate, encumber or otherwise transfer any security for the Performance of the Obligations; or (ii) permit or suffer to exist any liens, security interests or other encumbrances on any security for the Performance of the Obligations, except with respect to either (i) or (ii) for the Permitted Encumbrances and liens and security interests expressly granted to Lender.

          8.9 Borrower shall obtain before funding, shall maintain during the Term of the Loan, and shall deliver to Lender evidence of such insurance, written by such insurers, and in such forms and such amounts, as Lender may require.

          8.10 (a) This Agreement and the other Receivables Loan Documents, certificates, financial statements and written materials furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated herein do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the Receivables Collateral or any other security for the Performance of the Obligations or the business or financial condition of Borrower or the Project which has not been set forth in this Agreement or the other Receivables Loan Documents, certificates, financial statements or written materials furnished to Lender in connection with the transactions contemplated herein.

               (b) The fact that Lender's representatives may have made certain examinations and inspections or received certain information pertaining to the Receivables Collateral or the Project and the proposed operation thereof does not in any way affect or reduce the full scope and protection of the warranties, representations and Obligations contained herein, which have induced Lender to enter into this Agreement.

          8.11 (a)    Borrower shall maintain a standard, modern system of
     accounting and shall keep and maintain all books and records in accordance with generally accepted accounting principles on a consistent basis.

               (b) On or before the tenth day of each month, Borrower shall furnish or cause to be furnished to Lender (i) the reports of the Servicing Agent and Borrower required pursuant to paragraph 7.4 hereof and (ii) a
                                             -------------
     sales report for the prior month showing the number of sales of Time-Share Interests and the aggregate dollar amount thereof, including down payments.

               (c) Borrower shall furnish or cause to be furnished to Lender, as soon as the same are available, and in any event within 110 days after the end of each fiscal year and within 45 days after the end of each interim quarterly fiscal period of the subject, a copy of the current financial statements of each of Borrower, Guarantor and the Project's owners association (the "Association"). Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and cash flows for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year, if available), all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and with prior periods. All annual financial statements of Borrower and the Association required pursuant hereto shall be audited by a certified public accountant, shall be certified to by said certified public accountant and shall be accompanied by the accountant's work papers. All annual financial statements of Guarantor shall be reviewed by a certified public accountant; provided,
                                                                   ---------
     however, that upon the giving of written notice by Lender to each of
     -------
     Borrower and Guarantor, the annual financial statements of Guarantor thereafter supplied to Lender (commencing with the fiscal year ending at least 30 days beyond the giving of such notice) shall be audited by a certified public accountant and shall be certified to by said certified public accountant and shall be accompanied by the accountant's work papers. In addition to the foregoing, all financial statements required pursuant hereto shall be certified correct by the individual who is the subject of such statements, or the chief financial officer or general partner, as the case may be, of the subject of such statements. The financial statements of Borrower shall also contain in reasonable detail a statement of income and expenses covering the operation of the Project. Together with such financial statements, Borrower shall deliver to Lender a certificate signed by the chief financial officer or managing general partner, as the case may be, of Borrower stating that to the best of his knowledge, after inquiry, there exists no Event of Default and no condition, event or act which, with notice or lapse of time or both, would become an Event of Default or, if any such Event of Default or any such condition, event or act exists, specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto. Together with such financial statements, Borrower shall also deliver to Lender a certificate of its chief executive officer certifying that (other than with respect to matters that are within the scope of the Chevron Environmental Indemnity or the STRA Environmental Indemnity) Borrower is in compliance with all Applicable Environmental Laws or in the event of noncompliance, specifying the nature and period of the existence of such noncompliance.

               (d) Upon request of Lender, Borrower shall deliver to Lender from time to time, as available, and promptly upon amendment or effective date, current price lists, sales literature, registrations/consents to sell, final public reports/public offering statements/prospectuses, and other items requested by Lender which relate to the Project.

               (e) So long as the same shall be pertinent to the Loan, the Project, the documents or any transactions contemplated therein, Borrower shall at its expense (i) permit Lender and its representatives at all reasonable times to inspect, audit and copy, as appropriate, the Project, Borrower's facilities, activities, books of account, logs and records; (ii) cause its employees, agents and accountants to give their full cooperation and assistance in connection with any such visits of inspection or financial conferences; and (iii) make available such further information concerning its business and affairs as Lender may from time to time reasonably request.

               (f) Borrower shall annually submit to Lender within 45 days after each is available proposed annual maintenance and operating budgets for the Project, certified to be adequate by Borrower and a statement of the annual assessment to be levied upon the Purchasers.

          8.12 Borrower shall cause any and all indebtedness owed by Borrower or secured by the Project (other than the Permitted Encumbrances and other than the lien of another construction lender who is financing the construction of improvements on the Real Property, as contemplated by Paragraph 12.3 of the
                                                      --------------
Construction Loan Agreement), to be subordinated to the Obligations pursuant to subordination agreements satisfactory to Lender in form and substance.

          8.13 Borrower shall not, without Lender's prior written consent: (i) (other than the sale of Time-Share Interests in the ordinary course of Borrower's business or the rental of units in the Project in the ordinary course of Borrower's business) sell, lease, transfer or dispose of all or substantially all of its assets to another entity; or (ii) dissolve or liquidate, or merge or consolidate with or into any other entity, transfer to any person or entity, the right to control, Borrower or Guarantor, turn over the management or operation of Borrower or Guarantor to any other person or entity, or permit any of the foregoing to occur with respect to Borrower or Guarantor. Borrower shall have the right to retain a third-party management company to manage the operation of the Project, provided that Lender has first approved the identity of such management company. Lender approves Embassy Vacation Resorts Suites, Inc. as the present manager of the Project.

          8.14 Borrower is not in default of any payment on account of indebtedness for borrowed money or of any repurchase obligations in connection with a receivables purchase financing, or in violation of or in default under any material term in any agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a part or by which it is bound.

          8.15 Borrower has filed all tax returns and paid all taxes, assessments, levies and penalties, if any, in respect thereof required to be filed by it or paid by it to any governmental or quasi-governmental authority. All real estate taxes and assessments have been paid which are due and owing in connection with the common areas and the Project and other amenities which have been promised or represented as being available to Purchasers for use by them. Borrower shall, upon request of Lender, provide to Lender not more than 30 days after such taxes and assessments would become delinquent if not paid evidence that all taxes and assessments on the Project and common areas have been paid in full.

          8.16 Borrower shall pay to Lender on demand all reasonable out-of-pocket costs and expenses incurred or to be incurred by Lender or its counsel in connection with the initiation, documentation and closing of the Loan, the making of Advances hereunder, the administration of the Loan, the protection of the security for the Performance of the Obligations, or the enforcement of the Obligations against Borrower or any Guarantor (including, without limitation, travel costs, all attorneys' fees, any brokerage or similar fees, all filing and recording fees, all charges for consumer credit reports and UCC, tax lien, judgment and litigation searches, all revenue and documentary stamp and intangible taxes, and all fees and expenses of the Servicing Agent and Lockbox Agent to perform the services contemplated hereunder and under the terms of the Services and Fees Agreement, the Servicing Agreement and Lockbox Agreement, respectively). Borrower shall pay to Lender a non-refundable loan fee (the "Working Capital Loan Fee") in the amount of one percent (1%) of each Working Capital Advance, which fee was earned by Lender in consideration of Lender holding itself ready, willing and able to make the Working Capital Loan upon the terms and conditions set forth herein. The Working Capital Loan Fee in the amount of one percent (1%) of each Working Capital Advance shall be payable concurrently with the making of such Working Capital Advance and may be withheld from the Advance so made. Borrower shall also pay to Lender a nonrefundable loan fee (the "Receivables Loan Fee") in the amount of Three Hundred Thousand Dollars ($300,000) which fee was earned by Lender in consideration of Lender holding itself ready, willing and able to make the Receivables Loan upon the terms and conditions set forth herein. The Ten Thousand Dollars ($10,000) deposit received by Lender shall be applied against the Receivables Loan Fee. An additional Ninety Thousand Dollars ($90,000) of the Receivables Loan Fee shall be due concurrently with the making of the first Receivables Advance and may be withheld from the Advance so made. An additional Fifty Thousand Dollars ($50,000) of the Receivables Loan Fee shall be due and payable concurrently with the making of the Receivables Advance which causes the unpaid principal balance of the Receivables Loan to exceed Ten Million Dollars ($10,000,000) and may be withheld from the Advance so made. An additional Fifty Thousand Dollars ($50,000) of the Receivables Loan Fee shall be due and payable concurrently with the making of the Receivables Advance which causes the unpaid principal balance of the Receivables Loan to exceed Fifteen Million Dollars ($15,000,000) and may be withheld from the Advance so made. An additional Fifty Thousand Dollars ($50,000) of the Receivables Loan Fee shall be due and payable concurrently with the making of the Receivables Advance which causes the unpaid principal balance of the Receivables Loan to exceed Twenty Million Dollars ($20,000,000) and may be withheld from the Advance so made. An additional Fifty Thousand Dollars ($50,000) of the Receivables Loan Fee shall be due and payable concurrently with the making of the Receivables Advance which causes the unpaid principal balance of the Receivables Loan to exceed Twenty Five Million Dollars ($25,000,000) and may be withheld from the Advance so made. The foregoing notwithstanding, unless sooner paid, the entire Receivables Loan Fee shall be due and payable in full on December 31, 1998, regardless of the amount of the then unpaid principal balance of the Receivables Loan. In the event the Loan does not close on or before the Closing Date, as such date may be extended by Lender, other than due solely to the default of Lender; (i) the entire Loan Fee shall nevertheless be deemed fully earned by Lender in consideration for Lender's holding itself ready and willing to make the Loan upon the terms and conditions set forth herein and shall be due and payable upon demand and (ii) Lender shall have no further obligation to make the Loan or the Construction Loan. The payment of the Loan Fee is in addition to Borrower's obligation to pay a loan fee under the Construction Loan Agreement. Lender shall act as custodian for purposes of holding Eligible Instruments and Borrower shall pay to Lender on demand, a custodial fee of Ten Dollars ($10.00) for each Eligible Instrument so held by Lender, exclusive of Eligible Instruments that are substituted for ineligible Instruments (provided that such custodial fee was paid in connection with such ineligible Instrument) and exclusive of Instruments that have been canceled by the Purchaser or the Borrower. Notwithstanding the foregoing, Borrower shall have the right to select an independent custodian to hold Eligible Instruments on Lender's behalf and as Lender's agent, so long as (i) Borrower pays all costs charged by such independent custodian, and (ii) such independent custodian is approved in advance, in writing by Lender.

          8.17 Borrower shall INDEMNIFY, DEFEND AND HOLD HARMLESS, Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, from any and all losses, costs, expenses (including, without limitation, court costs and attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (i) the Project, the security for the Performance of the Obligations, Lender's status by virtue of the Assignments, creation of Security Interests, the terms of the Receivables Loan Documents or the transactions related hereto, or any act or omission of Borrower, the Servicing Agent or the Lockbox Agent, or the employees or agents of any of them, whether actual or alleged, and (ii) any and all brokers' commissions or finders' fees or other costs of similar type, or claims by any broker, agent or other party in connection with this transaction (other than fees claimed owed by a broker, finder, or other party with whom Lender has a specific agreement). On written request by anyone covered by the above agreement of indemnity, Borrower shall undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which the indemnitee shall be a party, provided that such action or proceeding shall result from, or grow or arise out of any of the events set forth in this paragraph.

          8.18 Borrower shall not directly or indirectly invest all or any part of the proceeds of the Loan in any investment security subject to the margin requirements of Regulation G of the Board of Governors of the Federal Reserve System.

          8.19 Borrower shall execute or cause to be executed all Receivables Loan Documents and do or cause to be done all acts necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the Receivables Collateral or the other security for the Performance of the Obligations or otherwise to effect the intent and purposes of the Receivables Loan Documents. Borrower shall prosecute or defend any action involving the priority, validity or enforceability of the Security Interest granted to lender; provided that, at Lender's option, Lender may do so at Borrower's expense.

          8.20 Borrower is fully familiar with all of the terms and conditions of the Receivables Loan Documents and is not in default thereunder. No act or event has occurred which after notice and/or lapse of time would constitute such a default or an Event of Default.

          8.21 During the Term, Borrower shall not pay or make any Distributions to its officers, partners, or any Guarantor or to any relatives or Affiliates of Borrower, of any Guarantor or of any other of the foregoing. The foregoing notwithstanding, on the condition that:

              (i) There does not then exist an Event of Default or an Incipient Default; and

              (ii) Prior to the incurring of any obligation to make a Distribution, Borrower has caused the proposed recipient of such Distribution (the "Affiliated Party") to have entered into an Affiliate Debt Subordination Agreement pursuant to which the Affiliated Party agrees
     (A) that it shall not exercise any rights against Borrower or against any of the collateral securing the Construction Loan, the Working Capital Loan or the Receivables Loan unless and until the date that all of the obligations of Borrower under and with respect to the Construction Loan, Working Capital Loan and Receivables Loan have been fully paid, performed and discharged; (B) that any entitlement to a Distribution is and shall be fully subordinated as to right and time of payment to the payment in full of the Construction Loan, the Working Capital Loan and the Receivables Loan and (C) that upon and during the continuance of an Event of Default or an Incipient Default, no Distributions shall be permitted, made, demanded or accepted;

the following Distributions shall be permitted:

              (x) Such Distribution is made to each of KGK and AKGI, in their capacity as members of the Borrower, but not to any other members of Borrower, no more frequently than quarterly in an amount sufficient for the payment of federal and state income taxes payable by such member with respect to a tax year of Borrower (a "Tax Year") resulting from the inclusion in such members' taxable income of the member's share of taxable income of Borrower for that Tax Year, subject to reasonable assumptions as to the marginal tax bracket to which the members of Borrower generally are subject (the "Tax Amount"). Notwithstanding the foregoing, if for any prior Tax Year of the Borrower, the Borrower had a loss for tax purposes which, under tax laws then in effect, would offset taxable income (which loss has not been previously used to offset taxable income in accordance with this sentence), then for purposes of determining the Tax Amount for the current Tax Year, the taxable income of the Borrower for the current Tax Year shall be reduced by the amount of such loss. On or about the fifth (5th) day prior to each date on which estimated federal income tax payments are required to be paid by the members of Borrower, Borrower may make a distribution to the members which, together with prior distributions for the Tax Year on account of the Tax Amount, shall not exceed the applicable percentage (which shall be 25%, 50%, 75%, and 100% for the first, second, third and fourth calendar quarters, respectively) of a reasonable estimate of the Tax Amount. If, at the end of the Tax Year, the aggregate estimated quarterly distributions exceed the actual Tax Amount for such Tax Year, future quarterly tax distributions shall cease with respect to the affected members until such excess amount has been fully recaptured or until the excess amount has been repaid by the affected members to the Borrower;

          (xi) Such Distribution is made in an amount equal to or less than 100% of the lesser of Borrower's Net Income or Cash Flow, with respect to the period in which such Distribution is to be made; provided however, that no Distribution
                                          -------- -------
shall be permitted under this clause (xi) until such time as the Incentive Fee, Working Capital Loan, Construction Loan and all other obligations under the Construction Loan Documents have been paid in full and until such time as Lender has no further obligation to make any advances of the Working Capital Loan; and

          (xii) Such Distribution is made in an amount necessary to reimburse a member or Affiliate of Borrower who has made an advance for the benefit of Borrower to pay Project costs for items and in amounts consistent with the Construction Budget as approved by Lender. The provisions of this subparagraph shall not however be used as a basis to return to any member or Affiliate any Loan Balancing Equity contributed to by such member or Affiliate to 'Borrower unless and until each of the following conditions have been satisfied: (i) after taking into account the making of such Distribution, Lender determines, in its sole discretion, that the remaining undisbursed proceeds of the Construction Loan, plus the then existing and undisbursed balance of the Loan Balancing Equity will be sufficient to pay the total cost for completion of the Improvements (as defined in the Construction Loan Agreement), (ii) the Distribution is in the amount no greater than the then undisbursed amount of Loan Balancing Equity and (iii) both before and after taking into account the making of such Distribution there does not exist an Event of Default or Incipient Default, including, without limitation, a default by virtue of Borrower's failure to comply with the net worth covenant in Paragraph 8.22(a)
                                                            -----------------
hereof.


     8.22 Borrower hereby covenants and agrees as follows during the Term hereof:

          (a) As of the end of each fiscal quarter of Borrower, Borrower shall maintain a net worth, calculated in accordance with GAAP of at least $7,500,000. The foregoing covenant shall be tested quarterly beginning with the quarter year ending December 31, 1996.

               (b) Marketing Expenses associated with the marketing and sale of Time-Share Interests shall not exceed 50% of Net Sales, determined quarterly. The foregoing covenant shall be tested quarterly, commencing December 31, 1996. Each of the tests conducted as of the end of December 31, 1996 and March 31, 1997 shall cover the period from the Closing Date through the end of the relevant quarter. Commencing with the test for June 30, 1997, and thereafter throughout the Term hereof, the foregoing covenant shall be tested quarterly, on a rolling twelve (12) month basis.

               (c) Borrower's General and Administrative Expenses shall not exceed 10% of Net Sales. The foregoing covenant shall be tested quarterly, commencing December 31, 1996. Each of the tests conducted as of the end of December 31, 1996 and March 31, 1997 shall cover the period from the Closing Date through the end of the relevant quarter. Commencing with the test for June 30, 1997, and thereafter throughout the Term hereof, the foregoing covenant shall be tested quarterly, on a rolling twelve (12) month basis.

               (d) Borrower shall not permit Delinquencies as of the end of any three (3) consecutive calendar months during the Term to exceed three percent (3%) of the aggregate then unpaid principal balance of all Eligible Instruments against which a Receivables Advance has been made.

               (e) Upon request by Lender, Borrower shall provide from time to time such information as Lender may reasonably require to determining compliance with the foregoing requirements.

          8.23 Until such time as all of the Obligations under and arising out of the Construction Loan Documents, together with the Working Capital Loan and the Incentive Fee, excluding the Receivables Loan, have been paid and satisfied in full, and Lender has no further obligation to make any advances of the Construction Loan or Working Capital Loan, Borrower shall not, without the prior written consent of Lender, develop or permit any of its Affiliates to develop a time-share resort in or around the Lake Tahoe resort area.

          8.24 If there occurs a material adverse change in the Project or in the financial condition of Borrower or any Guarantor or in the Receivables Collateral or any other security for the Performance of the Obligations, which change is not enumerated in paragraph 8.22 or 9.1, Borrower will promptly
                            --------------    ---
provide Lender with assurance that neither the prospect of Performance of the Obligations nor Lender's security therefore is imperiled. If Borrower fails to provide Lender with assurance satisfactory to Lender in its reasonable discretion, such failure will be considered an Event of Default.

          8.25 As additional consideration to Lender, Borrower shall pay to Lender an incentive fee (the "Incentive Fee") equal to Two Million Dollars ($2,000,000) with respect to the Time-Share Interests sold by Borrower in the Project. Such Incentive Fee shall be paid in installments of $161 per Time-Share Interest, sold (or $81 per Time-Share Interest sold if such Time-Share Interest is a Biennial Time-Share Interest) until such time as Construction Loan has been paid in full at a time when Lender has no further obligation to make any advances of the Construction Loan whereupon the Incentive Fee shall be paid in installments of $973 per Time-Share Interest sold (or $487 per Time-Share Interest sold if such Time-Share Interest is a Biennial Time-Share Interest) until such time as the Incentive Fee has been paid in full. The Incentive Fee shall be payable in installments as provided above commencing with the first sale. Notwithstanding anything contained herein to the contrary, the Incentive Fee is payable in full by Borrower on December 31, 2000. A Time-Share Interest shall be sold, for purposes of this paragraph 8.25, with respect to those Time-
                                    --------------
Share Interests against which a Working Capital Advance has been made, at such time as the proceeds of such sale have been released by the Escrow Agent to or for the benefit of Borrower.

          8.26 Lender hereby agrees that it will promptly release from the lien of the Construction Mortgage, an individual Time-Share Interest which is sold by Borrower in the ordinary course of business in bona-fide, arm's-length
                                               ---------
transactions upon the satisfaction of the following terms and conditions:

               (a) Prior to the payment in full of the Construction Loan, and prior to the termination of Lender's obligations to make advances of the Construction Loan, the payment to Lender of an interval release payment equal to the greater of (A) 30% of the gross sales price of such Time-Share Interest or (B) $5,550 per Time-Share Interest (or $2,775 per Time-Share Interest sold if such Time-Share Interest is a Biennial Time-Share Interest), which amount shall be applied as an ordinary principal payment under the Construction Loan;

               (b) Following payment in full of the Construction Loan at a time when Lender has no further obligation to make advances of the Construction Loan, the payment to Lender of an interval release payment equal to $973 per Time-Share Interest (or $487 per Time-Share Interest sold if such Time-Share Interest is a Biennial Time-Share Interest) (which amount shall be applied against the Incentive Fee) which payment shall continue until the Incentive Fee has been paid in full;

               (c) No Event of Default or Incipient Default shall have occurred or be continuing;

               (d) The purchaser of the Time-Share Interest shall not be an Affiliate of Borrower;

               (e) Lender shall have received a written request for such release in which Borrower certifies compliance with the items set forth above and with all other requirements for such release; and

               (f) Borrower has paid all of Lender's reasonable out-of-pocket expenses incurred in connection with such release.

No release of a Time-Share Interest pursuant hereto shall impair or affect Lender's remaining lien on the balance of the property subject to the Construction Mortgage or any term or provision of the Receivables Loan Documents as they pertain to those portions of the property remaining subject to the Construction Mortgage. Principal payments otherwise made under the Construction Loan, the Working Capital Loan or the Receivables Loan and interest payable under any of the foregoing shall not be credited against the interval release fee.

          8.27 Except to the extent set forth in the Disclosure Schedule, attached to the Environmental Certificate, the Borrower is in compliance in all material respects with all applicable federal, state or local environmental, health and safety statutes and regulations. The Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substances into the environment. None of the operations of Borrower are the subject of federal or state litigation or proceedings involving, or any investigation evaluating whether any remedial action involving a material expenditure is needed to respond to, any improper treatment, storage, recycling, disposal or release into the environment of any hazardous or toxic substance, waste or constituent, or other substance. The Borrower does not have any material contingent liability in connection with any improper treatment, storage, recycling, disposal or release into the environment of any hazardous or toxic substance, waste or constituent. None of the operations of Borrower are subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation. The Borrower does not transport any hazardous wastes, substances or constituents.

          8.28 Provided that Borrower has not then borrowed the Maximum Loan Receivables Amount, Borrower shall not, during the Borrowing Term (Receivables
Loan), pledge, assign, or hypothecate any Eligible Instruments arising from Units constructed with the proceeds of the Construction Loan other than to Lender; provided that that terms and conditions of the financing of such Eligible Instruments is reasonably consistent with the terms and conditions set forth in this Agreement. After the expiration of the Borrowing Term (Receivables
Loan), Lender
shall have the right of first negotiation with Borrower in the event Borrower wishes to accept or seek an offer from a third party to loan moneys to Borrower in exchange for a pledge, assignment or hypothecation of any Eligible Instruments arising from Units constructed with the proceeds of the Construction Loan. In the event Borrower desires to seek or obtain such an offer, Borrower shall first give Lender written notice to that effect and give Lender the opportunity, within 10 Business Days thereafter, to issue a financing proposal to Borrower, before Borrower enters into a binding agreement with such third party with respect to such financing. Borrower shall have no obligation to accept any proposal made by Lender with respect to such financing; provided that if Borrower obtains any such financing from a lender other than Lender, any and all such lenders providing financing secured by Instruments shall have entered into an intercreditor agreement with Lender in form and substance reasonably satisfactory to Lender.

          8.29 [RESERVED]

          8.30 Within forty-five (45) days following the end of each quarterly fiscal period of Borrower, Borrower shall deliver to Lender a report, certified correct to the best of Borrower's knowledge, setting forth the remediation progress being made under the Chevron Environmental Indemnity and, if applicable, the STRA Environmental Indemnity and the expected delivery date of a "No Further Action" letter from the applicable regulatory authorities (if any such letter is expected or anticipated) with regard to the environmental contamination on the Real Property, together with copies of reports, laboratory results and communications with the applicable regulatory authorities concerning such contamination, to the extent within the possession or control of Borrower.

          8.31 Each of the Material Agreements are (i) in full force and effect; and (ii) have not been modified, amended, altered or changed in any manner except to the extent that such modifications, amendments, alterations or changes have been delivered to Lender prior to the date hereof. Any conditions precedent to STRA's obligation under the DDA, which are required to be satisfied on or prior to the Closing Date, have been satisfied or waived. Any conditions precedent to Chevron U.S.A. Inc.'s and Chevron U.S.A. Products Company's obligation under the Chevron Environmental Indemnity, which are required to be satisfied on or prior to the Closing Date, have been satisfied or waived. Any conditions precedent to STRA's obligation under the STRA Environmental Indemnity, which are required to be satisfied on or prior to the Closing Date, have been satisfied or waived. Any conditions precedent to City's obligation under the Development Agreement, which are required to be satisfied on or prior to the Closing Date, have been satisfied or waived. The Borrower is not in default under any of the Material Agreements and, to the best of Borrower's knowledge, none of the other parties to the Material Agreements will be in default of any of their respective obligations thereunder upon the Borrower's acquisition of the Real Property. To the best of Borrower's knowledge, STRA will not be in default in the performance of any its obligations under the Project Documents (as defined in the DDA) upon the Borrower's acquisition of the Real Property.

          8.32 Borrower will keep and perform all of its material obligations to be kept and performed by it under each of the Material Agreements and will diligently enforce all material obligations to be kept and performed by each other party under the Material Agreements. Without the prior written consent of Lender, Borrower will not modify, amend, alter or change, in any material respect, any of the Material Agreements or cancel or terminate the Material Agreements. Borrower will do all things necessary and proper to keep each of the Material Agreements in effect. Borrower will furnish Lender with copies of all notices of default given or received by Borrower concurrently with the giving of the same by Borrower or as soon as reasonably possible following the Borrower's receipt thereof.

          8.33 Borrower shall (i) keep and perform all obligations to be kept and performed by it under the Dynamic Loan Documents; (ii) not modify, amend, alter or change the Dynamic Loan Documents in any material respect; (iii) not incur any indebtedness, which if incurred, would be secured by the Dynamic Loan Document; and (iv) furnish Lender with copies of all notices given or received by Borrower under the Dynamic Loan Documents concurrently with the giving of the same or as soon as is reasonably following Borrower's receipt thereof.

          8.34 In the event Borrower enters into a written agreement with Promus Hotel Corporation or its affiliates (collectively "Promus") pursuant to which Promus agrees to provide tours to the Project, Borrower shall use its reasonable efforts to obtain an agreement from Promus that such agreement, to the extent related to the Project, may be collaterally assigned to Lender as security for the payment and performance of the Obligations and Borrower shall thereafter so collaterally assign such agreement to Lender if consent to such assignment is obtained from Promus.

          8.35 All representations and warranties contained in this Agreement are continuing and shall be deemed to be made and reaffirmed prior to the making of each Advance under this Agreement.

          8.36 The representations, warranties and covenants contained in this Agreement shall be applicable to and binding upon Borrower during the Term hereof, notwithstanding the fact that no Advances have yet been made hereunder.

                                  ARTICLE IX
                                  ----------
                                    DEFAULT
                                    -------

          9.1 The occurrence of any of the following events or conditions shall constitute an Event of Default by Borrower under the Receivables Loan
Documents:

               (a) Lender fails to receive from Borrower when due and payable any amount which Borrower is obligated to pay on the Note or any other payment due under the Receivables Loan Documents; and such failure shall continue for seven (7) days, except for the payment of the final installment due at the Maturity Date, for which no grace period is allowed;

               (b) any material representation or warranty of Borrower contained in the Receivables Loan Documents or in any certificate furnished under the Receivables Loan Documents proves to be, in any material respect, false or misleading as of the date deemed made or restated;

               (c) there is a default in the Performance of the Obligations set forth in paragraphs 5.22, 8.8, 8.9, 8.13 or 8.29 hereof or Borrower
                  ---------------------------------------
     knowingly violates or suffers or permits the violation of any of the warranties or conditions of the policies of insurance required under paragraph 8.9;
     -------------

               (d) there is a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Receivables Loan Documents (other than a default or violation referred to elsewhere in this paragraph 9.1) and such default or violation continues unremedied (i) for
     --------------
     a period of five days after the giving of notice thereof to Borrower in the case of a default or violation which can be cured by the payment of money alone or (ii) in the case of any other default or violation, for a period of (A) thirty (30) days after the giving of notice to Borrower, or (B) (in the event such default is not capable of being cured within such thirty
     (30) day period) for a period not exceeding sixty (60) days after the giving of such notice provided Borrower is diligently and in good faith pursuing such cure;

               (e) an "Event of Default," as defined elsewhere herein or in any of the other Receivables Loan Documents, occurs, or an act or event occurs under any of the Receivables Loan Documents, which is not cured within applicable notice or grace periods, whether or not denominated as an Event of Default, which expressly entitles Lender to accelerate any of the Obligations or exercise its other remedies upon the occurrence of an Event of Default hereunder;

               (f) any material default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivables purchase financing has occurred and there has been an acceleration of such indebtedness or repurchase obligations, which accelerated repayment or repurchase obligations are in excess of $100,000 in the aggregate;

               (g) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within 30 days thereafter and, when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or not stayed for such period, the sum of such judgment and decrees is in excess of $100,000;

               (h) any party holding a lien or security interest in the Receivables Collateral, or any other security for the Performance of the Obligations or a lien on any common areas or other amenities in the Project commences foreclosure or similar sale thereof;

               (i) (i) Borrower or any Guarantor becomes insolvent or unable to pay its debts when due; generally fails to pay its debts when due; files a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect relating to such entity; applies for or consents to the appointment of a receiver, trustee or other custodian for the bankruptcy, reorganization, winding-up or liquidation of such entity; makes an assignment for the benefit of creditors; or admits in writing that it is unable to pay its debts; (ii) any court order or judgment is entered confirming the bankruptcy or insolvency of Borrower or any Guarantor or approving any reorganization, winding-up or liquidation of such entity or a substantial portion of its assets; (iii) there is instituted against Borrower or any Guarantor any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect and the same is not dismissed within 60 days after the institution thereof, or (iv) a receiver, trustee or other custodian is appointed with regard to Borrower or any Guarantor, for any pan of the Receivables Collateral or the Project or for the assets of Borrower or any Guarantor;

               (j) Performance by Borrower or any Guarantor of any material obligation under any Receivables Loan Document or Guarantee, as the case may be, is rendered unenforceable in any material respect, or any Guarantor repudiates, rescinds, limits or annuls its Guarantee;

               (k) An Event of Default, as defined in the Construction Loan Agreement, occurs, or an act or event occurs under any of the Construction Loan

     Documents, whether or not denominated as an Event of Default, which expressly entitles the Lender to exercise its remedies; or

               (1)    Notwithstanding the limitations in Paragraph 9. l(f),
                                                         -----------------
     above, the declaration of default with regard to the obligations of the Borrower under any of the Material Agreements or under the Dynamic Loan Documents, beyond any applicable cure or grace periods contained therein.

           9.2 At any time after an Event of Default has occurred and while it is continuing, Lender shall have the right to do any one or more of the following:

               (a) cease to make further Advances;

               (b) declare each of the Receivables Note and Working Capital Note, together with prepayment premiums and all other sums owing by Borrower to Lender in connection with the Receivables Loan Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

               (c) with respect to the Receivables Collateral, (i) institute collection actions against all Persons obligated thereon and in default thereunder; (ii) enter into modification agreements and make extension agreements with respect to payments and other performances; (iii) release Persons liable for the payment and performance thereof or the securities for such payment and performance; and (iv) settle and compromise disputes with respect to payments and performances claimed due thereon, all without notice to Borrower, without being called to account therefor by Borrower and without relieving Borrower from Performance of the Obligations;

               (d) in the event Lender has previously agreed that Borrower may act as Servicing Agent, remove Borrower as Servicing Agent and substitute as Servicing Agent such other Person as Lender shall designate; and

               (e) proceed to protect and enforce its rights and remedies under this Agreement, the Construction Loan Documents or any other documents and to foreclose or otherwise realize upon its security for the Performance of the Obligations, or to exercise any other rights and remedies available to it at law, in equity or by statute.

          The rights and powers granted pursuant to this paragraph are not intended to limit the rights and powers granted elsewhere herein.

          9.3 Notwithstanding anything in the Receivables Loan Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Receivables Collateral may be applied to payment of the Obligations in the manner provided in paragraph 9.5 hereof.
                                             -------------

          9.4 (a) Pursuant to its rights under paragraph 9.2 hereof,
                                               -------------
     following an Event of Default, and subject to the terms and conditions hereof, Lender may sell, assign and deliver the Receivables Collateral, or any part thereof, at public or private sale, conducted in a commercially reasonable manner by an officer, or agent of, or auctioneer or attorney for, Lender at Lender's place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as Lender shall reasonably determine, and Lender may be the purchaser of any or all of the Receivables Collateral so sold. Lender may, in its reasonable discretion, at any such sale, restrict the prospective bidders or purchasers as to number, nature of business and investment intention, and, without limitation, may require that the persons making such purchases represent and agree to the satisfaction of Lender that they are purchasing the Receivables Collateral for their account, for investment, and not with a view to the distribution or resale of any thereof. Lender shall have no obligation to delay sale of any Receivables Collateral for the period of time necessary to permit such Receivables Collateral to be registered for public sale under the Securities Act of 1933, as amended, and any applicable state securities laws. Private sales made without registration shall not be deemed to have been made in a commercially unreasonable manner by virtue of any terms less favorable to the seller resulting from the private nature of such sales.

               (b) Without prejudice to the right of Lender to make such sale within such shorter period as may be reasonable under the circumstances, foreclosure sale of all or any part of the Receivables Collateral shall be deemed held pursuant to reasonable notice if held:

                    (i) 45 days after notice is given, based upon default consisting of insolvency, bankruptcy or other default of a nature which cannot be corrected by Borrower, or default for which no grace period is specified herein; or

                    (ii) 60 days after notice of any other act, circumstance or event which, if uncorrected, after expiration of any applicable grace period, shall constitute a default hereunder.

     Where any notice to Borrower and grace period thereafter is required under this Agreement, such grace period shall be deducted from the 60 day notice of foreclosure sale specified in item (ii) above, so that the maximum period between notice to Borrower of any act, circumstance or event which, if uncorrected after elapse of any applicable grace period, would constitute an Event of Default and the foreclosure sale of the Receivables Collateral based upon such Event of Default shall in no event be required to exceed 60 days.

               (c) At any sale following an Event of Default, the Receivables Collateral may be sold as an entirety or in partial interests. Lender shall not be obligated to make any sale pursuant to any notice previously given. In case of any sale of all or any part of the Receivables Collateral on credit or for future delivery, the Receivables Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the collateral so sold; and in case of any such failure, such Receivables Collateral may again be sold under and pursuant to and in compliance with the provisions hereof.

               (d) In connection with sales made following an Event of Default, Lender may, in the name and stead of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Receivables Collateral sold pursuant to this Agreement; and Lender is hereby appointed Borrower's attorney-in-fact for this purpose. Nevertheless, Borrower will, if so requested by Lender, ratify and confirm any sale or sales by executing and delivering to Lender, or to such purchaser or purchasers, all such instruments as may, in the judgment of Lender, be advisable for that purpose.

               (e) The receipt by Lender of the purchase money paid at any sale made following an Event of Default shall be a sufficient discharge therefor to any purchaser of the Receivables Collateral or any portion thereof, and no such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

               (f) Each purchaser at any sale following an Event of Default shall hold the Receivables Collateral so sold absolutely free from every claim or right of Borrower, including, without limitation, any equity or right of redemption of Borrower, which Borrower hereby specifically waives to the extent Borrower may lawfully do so. Lender, its employees and agents shall after such sale be fully discharged from any liability or responsibility in any matter relating to the Receivables Collateral and such other security that is sold and resulting from any action or inaction on the part of such purchaser or any successor-in-interest of such purchaser.

          9.5 The proceeds of any sale of all or any part of the Receivables Collateral shall be applied in the following order or priorities: first, to the payment of all reasonable costs and expenses of such sale, including, without limitation, reasonable compensation to Lender and its agents, attorneys' fees, and all other reasonable expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Receivables Loan Documents; second, to the payment of the Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          9.6 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Borrower if Borrower fails to do so within 7 days following the giving of written notice of such failure; and for such purposes Lender may use the proceeds of the Receivables Collateral and is hereby appointed Borrower's attorney-in-fact. All amounts expended by Lender in so doing or in exercising its remedies hereunder following an Event of Default shall become part of the Obligations secured hereby, shall be immediately due and payable by Borrower to Lender upon demand therefor, and shall bear interest at the Overdue Rate from the dates of such expenditures until paid. Exercise by Lender of its option under this paragraph will not cure any default of Borrower.

          9.7 No remedy herein or in any other Receivables Loan Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under any other Receivables Loan Document or now or hereafter existing at law or in equity. Notwithstanding anything herein to the contrary, in any non-judicial, public or private sale or sales under the Uniform Commercial Code or in any judicial foreclosure and sale of the Receivables Collateral, the Receivables Collateral may be sold in any manner whatsoever not prohibited by law. No delay or omission to exercise any right or power shall be construed to be a waiver of any default or acquiescence therein or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient. Lender's acceptance of any performance due hereunder which does not comply strictly with the terms hereof shall not be deemed to be a waiver of any right of Lender to strict Performance by Borrower. Acceptance of past due amounts or partial payments shall not constitute a waiver of full and timely payment of the Obligations.

No Event of Default, declaration of the unpaid principal of the Loan to be immediately due and payable or exercise of any other right to remedy upon default shall stay, waive, or otherwise affect Lender's right to receive payments on and other proceeds of the Receivables Collateral.

          9.8 Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Receivables Collateral or any other security for the Performance of the Obligations, or any part thereof, marshalled on any foreclosure, sale or other enforcement hereof.

          9.9 While an Event of Default exists, Borrower shall, on the request of Lender, assemble the Receivables Collateral not already in Lender's possession and make it available to Lender at a time and place reasonably convenient to Lender.

          9.10 In the event that Borrower at any time fails to do or perform any act, or pay any amount, or take any action, when such performance, payment or action is required hereunder (and, if applicable, following the lapse of any grace or compliance period in which such payment, performance or action may be taken by Borrower hereunder), then Lender may make such payment or cause such performance or action to be taken, and all amounts expended by Lender in making such payment or causing such performance or action to be taken, together with all expenses incurred by Lender in connection therewith shall be immediately due and payable by Borrower to Lender, the payment performance of which shall be an Obligation hereunder, and shall be secured by the Receivables Collateral. All such amounts expended by Lender in making such payment or causing such performance or action to be taken, together with all expenses incurred by Lender in connection therewith, shall bear interest at the Overdue Rate from the date incurred by Lender until paid.

                                   ARTICLE X
                                   ---------

                               POWER OF ATTORNEY
                               -----------------

          For the purpose of enabling Lender to protect and preserve its Security Interest in the Receivables Collateral and its rights and remedies under this Agreement and the Receivables Loan Documents, Borrower does hereby constitute and appoint Lender, and its successors and assigns, to be Borrower's true and lawful attorney-in-fact upon the occurrence of an Event of Default, and during the continuance thereof, to perform any act, take any action, execute and sign any document, statement, instrument or other writing, and to do and perform any and all deeds and things in the name, place, and stead of Borrower, which Lender in its discretion shall determine necessary or required to protect and preserve its Security Interest in the Receivables Collateral and its rights and remedies under this Agreement and the Receivables Loan Documents, or which Borrower is required or obligated to perform under the terms of this Agreement or the Receivables Loan Documents.

                                   ARTICLE XI
                                   ----------

                         CONSTRUCTION AND GENERAL RULES
                         ------------------------------

          11.1 All moneys payable hereunder or under the Receivables Loan Documents shall be paid to Lender at its address set forth below.

          11.2 This Agreement and the other Receivables Loan Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan. No modification, termination, variation, discharge or abandonment hereof and no waiver of any of the provisions or conditions shall be valid unless in writing and signed by duly authorized representatives of Lender and Borrower or the successor, transfers or assigns of either, subject, however, to the limitations on assignment herein by Borrower. This Agreement supersedes any and all prior agreements or understandings, written or oral, between Borrower and Lender (other than in the other Receivables Loan Documents) concerning this transaction.

          11.3 The powers and agency hereby granted by Borrower are coupled with an interest and are irrevocable and are granted as cumulative to the remedies for collection of the indebtedness secured hereby provided by law.

          11.4 This Agreement may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes.

          11.5 Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered to the party being notified if an individual or to an officer, general partner or member if a corporation, partnership or limited liability company, or (ii) transmitted by postage prepaid, certified or registered mail (return receipt requested) to such party at its address after its signature on the signature page hereof or such other address as the party being notified may have otherwise designated in a notice given as provided in this paragraph. Such notice shall be deemed to be given and effective, unless actual receipt is expressly elsewhere specified herein, upon the date of receipt or the date delivery is first attempted and refused if transmitted by registered or certified mail, whichever shall first occur. A copy of any notices given to Borrower shall also be given to:

               Leo Rose III, Esq.
               Schreeder, Wheeler & Flint
               The Candler Building, 16th Floor
               127 Peachtree Street, N.E.
               Atlanta, Georgia 30303-1845

          11.6 All the covenants, promises, stipulations and agreements of Borrower and all the rights and remedies of the Lender in this Agreement contained shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment herein contained, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights herein in whole or in part. Except as may be expressly provided herein, no person or other entity shall be deemed a third party beneficiary of this Agreement.

          11.7 Subject to the provisions of Article IX hereof, if any one or
                                            ----------
more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          11.8  Time is of the essence in the Performance of the Obligations.

          11.9 All headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement. The provisions of this Agreement shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein. Unless otherwise indicated, all references herein to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of this Agreement; the words "herein", "hereof", "hereto", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision.

          11.10 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF ARIZONA. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE RECEIVABLES LOAN DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR

THE UNITED STATES DISTRICT COURT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. BORROWER WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE RECEIVABLES LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                                                             Initial /s/ illeg.
                                                                     ---------
                                                             Initial /s/ illeg.
                                                                     ---------

          11.11 It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in this Agreement or in any of the other Receivables Loan Documents in no event shall this

Agreement or the Receivables Loan Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If (i) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the Obligations or (ii) the maturity of the Obligations is accelerated in whole or in part, or (iii) all or part of the principal or interest of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Obligations would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (A) the provisions of this paragraph shall govern and control, (B) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (C) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations of Borrower or refunded to Borrower, at Lender's option, and (D) the effective rate of interest will be automatically reduced to the maximum contract rate permitted by the Applicable Usury Law. Without limiting the generality of the foregoing, to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Obligations, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with the Obligations; and (y) in the event that the effective rate of interest on the Obligations should at any time exceed the maximum contract rate permitted by the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the Obligations otherwise falls below the maximum contract rate permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all the Obligations regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the Obligations regardless if resulting from an advance of the Loan made after the effective date of such decrease.

                                  ARTICLE XII
                                  -----------

                               SPECIAL PROVISIONS
                               ------------------

          12.1 Lender covenants and agrees that, notwithstanding anything to the contrary herein or in any other Receivables Loan Document, during the Term hereof it shall take no action to disturb Purchasers in their use and possession of their Time-Share Interests or otherwise to impair the rights and privileges of such Purchasers under their Time-Share Interests or the governing documents of the Project so long as such Purchasers are fulfilling their obligations under their respective Instruments.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by Persons duly authorized on the day and year first above written.

                              "Lender"

                              FINOVA CAPITAL CORPORATION, a Delaware corporation


                              By   /s/ JACK FIELDS, III
                                -----------------------------------
                                Vice President
                                          JACK FIELDS, III
                                        GROUP VICE PRESIDENT

                                Address:

                                7272 East Indian School Road
                                Suite 410
                                Scottsdale, Arizona 85251
                                Attention: Vice-President-Resort Finance

                                With a copy to:

                                7272 East Indian School Road
                                Suite 410
                                Scottsdale, Arizona 85251
                                Attention: Vice-President-Group Counsel

                                [X] Check here to confirm that Paragraph 11.10 has been initialed.


                                "Borrower"

                                LAKE TAHOE RESORTS PARTNERS, LLC
                                 a California limited liability company

                                By: AKGI Lake Tahoe Investments, Inc.
                                    a California corporation
                                    Its Members

                                By:  /s/ [unreadable signature]
                                   ---------------------------------
                                   Name:
                                   Its:

                                Address:

                                c/o Argosy/KOAR Group, Inc.
                                911 Wilshire Boulevard
                                Suite 2250
                                Los Angeles, California 90017

                                [X] Check here to confirm that Paragraph 11.10 has been initialed.